UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SEMPRA ENERGY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

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☐    Fee paid previously with preliminary materials.

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1)	Amount Previously Paid:

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4)	Date Filed:

Notes:

Reg.  (S)  240.14a-101.

SEC  1913  (3-99)

Sempra Energy®

Annual Meeting

2008

Notice of 2008 Annual Meeting of Shareholders and Proxy Statement

May 22, 2008

Newport Beach, California

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

SEMPRA ENERGY

101 Ash Street

San Diego, California 92101-3017

(877) 736-7721

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date	10:00 a.m., local time, on Thursday, May 22, 2008.

Place	The Fairmont Hotel, 4500 MacArthur Blvd., Newport Beach, California.

Items of Business	(1) Elect eight directors for a one-year term.

(2)     Ratify independent registered public accounting firm.

(3)     Approve 2008 Long Term Incentive Plan.

(4)     Approve Amended and Restated Articles of Incorporation.

(5)     Vote upon a shareholder proposal, if properly presented at the meeting.

(6)     Consider other matters that may properly come before the meeting.

Adjournments and

Postponements	The items of business to be considered at the Annual Meeting may be considered at the meeting or at any adjournment or postponement of the meeting.

Record Date	You are entitled to vote only if you were a Sempra Energy shareholder at the close of business on April 4, 2008.

Meeting Admission	You are entitled to attend the Annual Meeting only if you were a Sempra Energy shareholder at the close of business on April 4, 2008 or you hold a valid proxy to vote at the meeting. You should be prepared to present photo identification to be admitted to the meeting.

If you are a shareholder of record or hold shares through our Direct Registration Plan or Employee Savings Plans, an admission ticket is attached to your proxy card. If you plan to attend the meeting, please bring the admission ticket with you. If you do not bring the admission ticket, your name must be verified against our list of registered shareholders and plan participants.

If your shares are not registered in your name but are held in “street name” through a broker, trustee or other nominee, you must provide proof of beneficial ownership at the record date such as your most recent account statement prior to April 4, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of share ownership.

The meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:00 a.m. and you should allow ample time for check-in procedures.

Voting	Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and promptly vote your shares. You may vote by completing, signing and dating the enclosed proxy or voting instruction card and returning it in the enclosed envelope or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers - How You Can Vote” beginning on page 3 of this proxy statement and to the instructions on your proxy or voting instruction card.

This Notice of Annual Meeting and Proxy Statement, the accompanying form of proxy or voting instruction card and our annual report to shareholders are being mailed to shareholders beginning April 16, 2008. You also can view these documents on the Internet by accessing our website at www.sempra.com and clicking on the “Investor” tab.

Catherine C. Lee

Corporate Secretary

The Board of Directors of Sempra Energy is providing these proxy materials to you in connection with our Annual Meeting of Shareholders. The meeting will be held on Thursday, May 22, 2008. As a shareholder, you are invited to attend the meeting and you are being requested to vote on the items of business described in this proxy statement.

QUESTIONS AND ANSWERS

Proposals To Be Voted On

1.    What items of business will be voted on at the Annual Meeting?

The items of business expected to be voted on at the Annual Meeting are:

•	Election of eight directors for a term of one year.

•	Ratification of Deloitte & Touche as our independent registered public accounting firm for 2008.

•	Approval of the Sempra Energy 2008 Long Term Incentive Plan.

•	Approval of Amended and Restated Articles of Incorporation to eliminate shareholder “supermajority” voting.

•	A shareholder proposal, if it is properly presented at the meeting.

2.    What are my voting choices?

You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any or all nominees for election as directors or on any other matter to be voted on at the Annual Meeting.

Your shares will be voted as you specifically instruct. If you sign your proxy or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matters that properly come before the meeting. If voting instructions for shares that you hold in our Employee Savings Plans are not timely received, the shares will be voted in the same manner and proportion as shares for which instructions are received from other plan participants.

3.    How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares “FOR” each of its eight nominees for election to the board; “FOR” the ratification of our independent registered public accounting firm; “FOR” approval of our 2008 Long Term Incentive Plan; “FOR” approval of the Amended and Restated Articles of Incorporation; and “AGAINST” the shareholder proposal.

4.    What vote is required to approve each item?

To conduct business at the Annual Meeting, a quorum consisting of a majority of our shares must be present in person or represented by proxy.

To be elected as a director, a nominee must receive the “approval of shareholders.” This means that the nominee must receive more “FOR” than “AGAINST” votes, and the “FOR” votes must also represent more than 25% of our outstanding shares.

Ratification of our independent registered public accounting firm and approval of the shareholder proposal also require approval by shareholders.

Approval of the 2008 Long Term Incentive Plan requires that the number of shares voted “FOR” approval exceed the total number of shares voted “AGAINST” and “ABSTAIN.” In addition, the total number of “FOR,” “AGAINST” and “ABSTAIN” votes must represent more than 50% of our outstanding shares. Consequently, voting “ABSTAIN” will have the same effect as if you had voted “AGAINST” approval of the plan.

Approval of the Amended and Restated Articles of Incorporation requires the “FOR” vote of the holders of not less than two-thirds of our outstanding shares. Consequently, abstaining or otherwise failing to vote on this proposal will have the same effect as if you had voted “AGAINST” approval of the proposal.

If your shares are held in the name of a broker and you do not provide instructions as to how your shares are to be voted, your broker may have authority to vote them in its discretion on some of the proposals to be voted on at the Annual Meeting. Your broker may be prohibited from voting your shares on other proposals, and these “broker non-votes” will be counted only for the purpose of determining whether a quorum is present and not as votes cast.

5.    What happens if additional items are presented at the Annual Meeting?

We are not aware of any item that may be voted on at the Annual Meeting that is not described in this proxy statement. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on at the meeting, including matters incidental to the conduct of the meeting.

6.	Is my vote confidential?

Our Employee Savings Plans automatically provide confidential voting. Other shareholders may elect that their identity and individual vote be held confidential by marking the appropriate box on their proxy card, voting instruction card or ballot. Confidentiality elections will not apply to the extent that voting disclosure is required by law or is appropriate to assert or defend any claim relating to voting. They also will not apply with respect to any matter for which votes are solicited in opposition to the director nominees or voting recommendations of our Board of Directors, unless the persons engaging in the opposing solicitation provide shareholders with voting confidentiality comparable to that which we provide.

7.	Where can I find the results of the voting?

We intend to announce preliminary voting results at the Annual Meeting and to publish final results in our Quarterly Report on Form 10-Q for the second quarter of 2008 that we will file with the Securities and Exchange Commission. The report will be available on our website at www.shareholder.com/sre/edgar2.cfm.

How You Can Vote

8.	What shares can I vote?

You are entitled to one vote for each share of our common stock that you owned at the close of business on April 4, 2008, the record date for the Annual Meeting. You may vote all shares owned by you on the record date, including (a) shares held directly in your name as the shareholder of record, and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee. On the record date, 262,832,118 shares of our common stock were outstanding.

9.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a broker, trustee or other nominee rather than having the shares registered directly in their own name. There are some distinctions between shares held of record and those owned beneficially that are summarized below.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares and these proxy materials are being sent directly to you by the company. As the shareholder of record, you have the right to grant a proxy to vote your shares to the company or another person, or to vote your shares in person at the Annual Meeting. We have enclosed a proxy card for you to use in voting your shares.

Beneficial Owner

If your shares are held through a broker, trustee or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name. As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to attend the Annual Meeting. Your broker, trustee or other nominee has forwarded these proxy materials to you and enclosed a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.

10.	How can I vote in person at the Annual Meeting?

You may vote in person at the Annual Meeting those shares that you hold in your name as the shareholder of record. You may vote in person shares for which you are the beneficial owner only by obtaining a legal proxy giving you the right to vote the shares from the broker, trustee or other nominee that is the registered holder of your shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend.

11.	How can I vote without attending the Annual Meeting?

Whether you hold your shares as a shareholder of record or as a beneficial owner, you may direct how your shares are to be voted without attending the Annual Meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares as a beneficial owner, you may vote by submitting voting instructions to your broker, trustee or other nominee.

For directions on how to vote, please refer to the following instructions and those included on your enclosed proxy or voting instruction card.

Voting by Internet - Shareholders of record may submit proxies through the Internet by following the internet voting instructions on their proxy cards. Most shareholders who hold shares as a beneficial owner also may vote through the Internet by accessing the website specified on their voting instruction card or in other information provided by their brokers, trustees or nominees. Please check this information for Internet voting availability.

Voting by Telephone - Shareholders of record may submit proxies by telephone by following the telephone voting instructions on their proxy card. Most shareholders who hold shares as the beneficial owner also may vote by telephone by calling the number specified on their voting instruction card or in other information provided by their brokers, trustees or nominees. Please check this information for telephone voting availability.

Voting by Mail - Shareholders of record and shareholders who hold shares as the beneficial owner may vote by mail by signing and dating the enclosed proxy or voting instruction card and returning it in the accompanying envelope.

12.	What is the deadline to vote?

If you hold shares as the shareholder of record, your vote by proxy must be received before the polls close at the Annual Meeting.

If you hold shares in our Employee Savings Plans, your voting instructions must be received by 9:00 a.m. Eastern time on Monday, May 19, 2008 for the plan trustee to vote your shares.

If you hold shares as the beneficial owner, please follow the voting instructions provided by your broker, trustee or other nominee.

13.	May I change my vote?

Yes. You may change your vote at any time prior to the vote at the Annual Meeting, except that any change to your voting instructions for shares held in our Employee Savings Plans must be received by 9:00 a.m. Eastern time on Monday, May 19, 2008.

If you are a shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary at the address below in Question 16 prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your broker, trustee or other nominee, or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

14.	Who will serve as inspector of elections?

The inspector of elections will be a representative of American Stock Transfer & Trust Company.

Attending the Annual Meeting

15.	Who can attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a Sempra Energy shareholder at the close of business on April 4, 2008 or you hold a valid proxy to vote at the meeting. You should be prepared to present photo identification to be admitted to the meeting.

If you are a shareholder of record or hold shares through our Direct Stock Purchase Plan or Employee Savings Plans, an admission ticket is attached to the enclosed proxy or voting instruction card. If you plan to attend the meeting, please bring the admission ticket with you. If you do not bring your admission ticket, your name must be verified against our list of shareholders of record and plan participants.

If you are not a shareholder of record but hold shares in street name through a broker, trustee or other nominee, you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 4, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:00 a.m., and you should allow ample time for check-in procedures.

Shareholder Proposals and Director Nominations

16.	What is the deadline to submit shareholder proposals to be included in the proxy materials for next year’s Annual Meeting of Shareholders?

Shareholder proposals that are intended to be included in company-sponsored proxy materials for next year’s Annual Meeting must be received by our Corporate Secretary no later than December 18, 2008 and must be submitted to the following address:

Corporate Secretary

Sempra Energy

101 Ash Street

San Diego, CA 92101-3017

Fax: (619) 696-4508

Shareholder proponents must meet the eligibility requirements of the Securities and Exchange Commission’s Shareholder Proposal Rule (Rule 14a-8), and their proposals must comply with the requirements of the rule to be included in our proxy materials.

17.	How may I nominate director candidates or present other business for consideration at an Annual Meeting?

Shareholders who wish to nominate director candidates or to present other business to be voted on at an Annual Meeting must give written notice of their intention to do so to our Corporate Secretary at the address set forth in Question 16. We must receive the notice at least 90 days but not more than 120 days before the date corresponding to the date of the last annual meeting. The notice also must include the information required by our bylaws, which may be obtained as provided in Question 25.

The time for us to receive nominations and proposals for the 2008 Annual Meeting has expired. The period for the receipt from shareholders of director nominations and other proposals for the 2009 Annual Meeting will begin on January 23, 2009 and end on February 22, 2009.

These notice requirements do not apply to shareholder proposals intended for inclusion in our proxy materials under the Securities and Exchange Commission’s Shareholder Proposal Rule. The deadline for receiving those proposals is set forth in Question 16. The notice requirements also do not apply to questions that a shareholder may wish to ask at the Annual Meeting.

18.	How may I recommend candidates to serve as directors?

Shareholders may recommend director candidates for consideration by the Corporate Governance Committee of our Board of Directors by writing to our Corporate Secretary at the address set forth in Question 16. A recommendation must be accompanied by a statement from the candidate that he or she would give favorable consideration to serving on the board and should include sufficient biographical and other information concerning the candidate and his or her qualifications to permit the committee to make an informed decision as to whether further consideration of the candidate would be warranted.

Proxy Materials and Solicitation of Proxies

19.	Who pays the cost of soliciting votes for the Annual Meeting?

Sempra Energy is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet or to vote over the Internet or by telephone, you are responsible for any charges you may incur.

Our directors, officers and employees also may solicit votes in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.

We also have hired Morrow & Co., Inc. to assist us in distributing proxy materials and soliciting votes. We will pay a base fee of $13,000 plus customary costs and expenses for these services.

We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to beneficial shareholders.

20.	Is the proxy statement available on the Internet?

Yes. In addition to receiving paper copies of the proxy statement and our annual report in the mail, you can view these documents on the Internet by accessing our website at www.sempra.com and clicking on the “Investor” tab. Information on our website does not constitute part of this proxy statement. You can elect to receive future proxy statements and annual reports over the Internet instead of receiving paper copies by mail by following the instructions in Question 23.

21.	How may I obtain a separate set of proxy materials?

If you share an address with another shareholder, you may receive only one set of our proxy materials (including our Annual Report to Shareholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now, please request the additional copies by contacting our proxy solicitor Morrow & Co. at:

(800) 607-0088 (U.S. and Canada)

(203) 658-9400 (International)

sempra.info@morrowco.com

If you are a shareholder of record and wish to receive a separate set of proxy materials in the future, please call our transfer agent, American Stock Transfer & Trust Company, at:

(877) 773-6772 (U.S. and Canada)

(718) 921-8356 (International)

If you hold shares beneficially in street name and you wish to receive a separate set of proxy materials in the future, please call Broadridge Financial Services at:

(800) 542-1061

All shareholders also may write to us at the address below to request a separate copy of these materials:

Sempra Energy

Attn: Shareholder Services

101 Ash Street

San Diego, CA 92101-3017

investor@sempra.com

22.	How may I request a single set of proxy materials for my household?

If you share an address with another shareholder and have received multiple copies of our proxy materials, you may write us at the address in Question 21 to request delivery of a single copy of these materials.

23.	How may I request an electronic copy of the proxy materials?

If you are a shareholder of record and wish to request electronic delivery of proxy materials in the future, please visit www.amstock.com. Click on Shareholder Account Access and enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

24.	What should I do if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials, including multiple proxy or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy and voting instruction card that you receive.

Obtaining Additional Information

25.	How may I obtain financial information and other information about Sempra Energy?

Our consolidated financial statements are included in our Annual Report to Shareholders that is being mailed to you together with this proxy statement.

Additional information regarding the company is included in our Annual Report on Form 10-K, which we file with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Our Form 10-K and other information that we file with the Securities and Exchange Commission are available on our website at www.shareholder.com/sre/edgar2.cfm. We will also furnish a copy of our 2007 Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any shareholder who so requests by writing to us at the address set forth in Question 21.

By writing to us, shareholders also may obtain, without charge, a copy of our bylaws, corporate governance guidelines, codes of conduct and charters of our board committees. You can also view these materials on the Internet by accessing our website at www.sempra.com and clicking on the “Investor” tab, then clicking on the “Governance” tab.

26.	What if I have questions for Sempra Energy’s transfer agent?

If you have questions concerning share certificates, dividend checks, transfer of ownership or other matters relating to your share account, please contact our transfer agent at the following address or phone number:

American Stock Transfer & Trust Company

Operations Center

Attn: Sempra Energy

6201 15th Avenue

Brooklyn, NY 11219

(877) 773-6772 (U.S. and Canada)

(718) 921-8356 (International)

We have a dividend reinvestment and direct stock purchase program under which you may have all or a portion of your dividends automatically reinvested to purchase our shares. You also may elect to purchase additional shares through optional cash payments. For information about this program, please contact American Stock Transfer & Trust Company at the address or the phone number listed above.

27.	Who can help answer any additional questions?

If you have any additional questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

Morrow & Co., Inc.

470 West Avenue

Stamford, CT 06902

Shareholders Call:

(800) 607-0088 (U.S. and Canada)

(203) 658-9400 (International)

Banks and Brokers Call Collect:

(203) 658-9400

If you need additional copies of this proxy statement or voting materials, please contact Morrow & Co. as described above or send an e-mail to sempra.info@morrowco.com.

CORPORATE GOVERNANCE

Our business and affairs are managed and all corporate powers are exercised under the direction of our Board of Directors. The board establishes fundamental corporate policies and oversees the performance of the company and our chief executive officer and the other officers to whom the board has delegated day-to-day business operations.

The board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. It has also adopted a Code of Business Conduct and Ethics for Directors and Officers, and officers are also subject to Business Conduct Guidelines that apply to all employees.

Several standing committees assist the board in carrying out its responsibilities. Each operates under a written charter adopted by the board.

Our governance guidelines, committee charters and codes of conduct are posted on our website at www.sempra.com. Printed copies may be obtained upon request by writing to: Corporate Secretary, Sempra Energy, 101 Ash Street, San Diego, California 92101-3017.

Board of Directors

Functions

In addition to its oversight role, our Board of Directors performs a number of specific functions, including:

•	Selecting our chief executive officer and overseeing his or her performance and that of other senior management in the operation of the company.

•	Reviewing and monitoring strategic, financial and operating plans and budgets and their development and implementation by management.

•	Assessing and monitoring risks and risk-management strategies.

•	Reviewing and approving significant corporate actions.

•

Reviewing and monitoring processes designed to maintain the integrity of the company, including financial reporting, compliance with legal and ethical obligations, and relationships with shareholders, employees, customers, suppliers and others.

•	Planning for management succession.

•	Selecting director nominees, appointing board committee members and overseeing effective corporate governance.

Director Independence

The Board of Directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange. These provide that a director is “independent” only if the board affirmatively determines that the director has no direct or indirect material relationship with the company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, the board annually reviews the independence of the company’s directors. In its most recent review, the board considered, among other things, the absence of any employment relationships between the company and its directors (other than Donald E. Felsinger and Neal E. Schmale who are also executive officers of the company) and their families; the absence of any affiliation of the company’s directors and their families with the company’s independent registered public accounting firm, compensation consultants, legal counsel and other consultants and advisors; and the absence of any transactions with directors and members of their families that would require disclosure in this proxy statement under Securities and Exchange Commission rules regarding related party transactions.

The board reviewed the insubstantial amount of goods and services purchased from companies of which Messrs. Newman and Rutledge are executive officers and companies of which Messrs. Jones, Newman, Rutledge and Dr. Ouchi are directors. It also reviewed the small amount of the company’s discretionary contributions to the YMCA of San Diego County of which Mr. Collato is the Chairman of the Board and Chief Executive Officer and to other charitable, educational and other non-profit organizations of which Messrs. Jones, Newman, Rutledge and Dr. Ouchi or members of their families serve as trustees, directors or in similar capacities. The board concluded that these relationships do not constitute material relationships and do not affect the director’s independence.

Based upon this review, the board has affirmatively determined that each of the company’s non-officer directors is independent. The independent directors are:

James G. Brocksmith Jr.	Richard A. Collato
Wilford D. Godbold Jr.	William D. Jones
Richard G. Newman	William G. Ouchi
Carlos Ruiz Sacristan	William C. Rusnack
William P. Rutledge	Lynn Schenk

Director Share Ownership Guidelines

The board has established share ownership guidelines for directors and officers to strengthen further the link between company performance and compensation. For non-employee directors, the guideline is ownership of a number of our shares having a value of four times the directors’ $50,000 annual base retainer and is expected to be attained within five years of becoming a director. For these purposes, share ownership includes phantom shares into which compensation has been deferred and the vested portion of certain in-the-money stock options as well as shares owned directly. All of our non-employee directors who have served as directors for five or more years meet or exceed the guideline. For information regarding executive officer share ownership guidelines, please see “Executive Compensation — Compensation Discussion and Analysis — Share Ownership Guidelines.”

Board and Committee Meetings; Executive Sessions; Annual Meetings of Shareholders

At regularly scheduled board and committee meetings, directors review and discuss management reports regarding the company’s performance, prospects and plans, as well as immediate issues facing the company. At least once a year, the board also reviews management’s long term strategic and financial plans.

The Chairman of the Board establishes the agenda for each board meeting. Directors are encouraged to suggest agenda items, and any director also may raise at any meeting subjects that are not on the agenda.

Information and other materials important to understanding the business to be conducted at board and committee meetings are distributed in writing to the directors in advance of the meeting. Additional information may be presented at the meeting.

An executive session of non-management board members is held at each regularly scheduled board meeting, and any director may call for an executive session at any special meeting. Executive sessions are presided over by the Chair of the Compensation Committee. During 2007, the board held seven executive sessions.

During 2007, the board held eight meetings and committees of the board held 22 meetings. Directors, on an aggregate basis, attended over 99% of the combined number of these meetings. Each director attended at least 91% of the combined number of meetings of the board and each committee of which the director was a member.

The board encourages attendance at the Annual Meeting of Shareholders by all nominees for election as directors and all directors whose terms of office will continue after the meeting. Last year, all of the nominees and directors attended the meeting except Mr. Rusnack.

Evaluation of Board and Director Performance

The Corporate Governance Committee annually reviews and evaluates the performance of the Board of Directors. The committee assesses the board’s contribution as a whole and identifies areas in which the board or senior management believes a better contribution may be made. The purpose of the review is to increase the effectiveness of the board, and the results are reviewed with the board and its committees.

Our board annually reviews the individual performance and qualifications of each director whose term of office will expire at the next Annual Meeting of Shareholders and who may wish to be considered for nomination to an additional term. The evaluations are reviewed by the Corporate Governance Committee, which makes recommendations to the board regarding nominees for election as directors.

Succession Planning and Management Development

Our Compensation Committee annually reports to the Board of Directors on succession planning, including policies and principles for executive officer selection.

Review of Related Party Transactions

Securities and Exchange Commission rules require disclosure of certain transactions involving more than $120,000 in which the company is a participant and any of its directors, nominees as directors or executive officers, or any member of their immediate families, has or will have a direct or indirect material interest. The charter of our Corporate Governance Committee requires the committee to review any such “related party transaction” before the company enters into the transaction. There have been no transactions or proposed transactions requiring such review during 2007 or 2008.

Director Orientation and Education Programs

Every new director participates in an orientation program and receives materials and briefings to acquaint him or her with our business, industry, management and corporate governance policies and practices. Continuing education is provided for all directors through board materials and presentations, discussions with management, visits to corporate facilities and other sources.

Board Access to Senior Management, Independent Auditors and Counsel

Directors have complete access to our independent registered public accounting firm, and to senior management and other employees. They also have complete access to counsel, advisors and experts of their choice with respect to any issues relating to the board’s discharge of its duties.

Board Committees

Audit Committee

James G. Brocksmith Jr., Chair

Wilford D. Godbold Jr.

William D. Jones

Richard G. Newman

Carlos Ruiz Sacristan

William C. Rusnack

Lynn Schenk

Compensation Committee

William C. Rusnack, Chair

Richard A. Collato

William G. Ouchi

William P. Rutledge

Corporate Governance Committee

William G. Ouchi, Chair

James G. Brocksmith Jr.

Richard A. Collato

Richard G. Newman

William P. Rutledge

Environmental and Technology Committee

William P. Rutledge, Chair

Donald E. Felsinger

Wilford D. Godbold Jr.

William D. Jones

Carlos Ruiz Sacristan

Lynn Schenk

Executive Committee

Donald E. Felsinger, Chair

James G. Brocksmith Jr.

William G. Ouchi

William C. Rusnack

William P. Rutledge

Audit Committee

Our Audit Committee is composed entirely of independent directors. It is directly responsible and has sole authority for selecting, appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm, which reports directly to the committee. The committee pre-approves all services provided by the accounting firm and prepares the report reprinted under the caption “Audit Committee Report.” It also assists the Board of Directors in fulfilling oversight responsibilities regarding:

•	The integrity of our financial statements.

•	Our compliance with legal and regulatory requirements.

•	Our internal audit function.

The board has determined that each member of the Audit Committee is financially literate. It has also determined that Mr. Brocksmith, who chairs the committee, is an audit committee financial expert (as defined by the rules of the Securities and Exchange Commission) and his service on the audit committees of three other public companies does not impair his ability to serve effectively on our audit committee.

During 2007, the Audit Committee held eight meetings.

Compensation Committee

Our Compensation Committee is composed entirely of independent directors. It assists the Board of Directors in the evaluation and compensation of executives. It establishes our compensation principles and policies and oversees our executive compensation program. The committee has direct responsibility for:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer.

•

Evaluating our Chief Executive Officer’s performance in light of these goals and objectives and approving (subject to ratification by the board acting solely through the independent directors) his or her compensation based on the committee’s performance evaluation.

•	Recommending to the board the compensation program for other executive officers, incentive compensation plans and equity-based plans.

During 2007, the Compensation Committee held six meetings.

Additional information regarding the Compensation Committee’s principles, policies and practices is set forth under the caption “Executive Compensation — Compensation Discussion and Analysis.”

Corporate Governance Committee

Our Corporate Governance Committee is composed entirely of independent directors. The committee’s responsibilities include:

•	Identifying individuals qualified to become directors.

•	Recommending nominees for election as directors and candidates to fill board vacancies.

•	Recommending directors for appointment as members of board committees.

•	Developing and recommending corporate governance principles.

The committee reviews with the board the skills and characteristics required of directors in the context of current board membership, and develops and maintains a pool of qualified director candidates. It solicits the names of candidates from various sources, including board members and search firms, and considers candidates submitted by shareholders.

The committee reviews biographical data and other relevant information regarding potential board candidates, may request additional information from the candidates or other sources and, if the committee deems it appropriate, may interview candidates and consult references of candidates and others who may assist in candidate evaluation.

It evaluates all candidates in the same manner whether identified by shareholders or through other sources.

In considering potential director candidates, the committee evaluates each candidate’s integrity, independence, judgment, knowledge, experience and other relevant factors to develop an informed opinion of his or her qualifications, ability and commitment to meet the board’s expectations for directors set forth in our Corporate Governance Guidelines.

The committee’s deliberations reflect the board’s requirement that substantially all director nominees (other than current or former company officers) should be independent and that all directors must be financially literate or must become financially literate within a reasonable time after appointment or election to the board. They also reflect the board’s view regarding the appropriate number of directors and the composition of the board, including its belief that the membership of the board should reflect diversity.

During 2007, the Corporate Governance Committee held four meetings.

Executive Committee

Our Executive Committee meets on call by the Chairman of the Board during the intervals between meetings of the Board of Directors when scheduling or other requirements make it difficult to convene the full board. The committee did not meet during 2007.

Environmental and Technology Committee

Our Environmental and Technology Committee is responsible for:

•	Reviewing environmental laws, regulations and developments at the global, national and regional level, and evaluating ways to address them as part of the company’s business strategy and operations.

•	Reviewing and evaluating technology developments and related issues that advance the company’s overall business strategy.

During 2007, the Environmental and Technology Committee held four meetings.

Shareholder Communications with the Board

Shareholders who wish to communicate with the board, non-management directors as a group, a committee of the board or a specific director may do so by letters addressed to the care of our Corporate Secretary. These letters are reviewed by the Corporate Secretary and provided to the addressees consistent with a screening policy providing that routine items and items unrelated to the duties and responsibilities of the board not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to the directors.

The address for these communications is:

Corporate Secretary

Sempra Energy

101 Ash Street

San Diego, CA 92101-3017

Director Compensation

Directors who are not employees of Sempra Energy receive an annual base retainer of $50,000. The Chair of the Audit Committee receives an additional $20,000 and the chairs of other board committees receive an additional $10,000. Non-employee directors also receive meeting fees of $1,000 for each board meeting they attend and each meeting they attend of the board committees ($1,500 in the case of the Audit Committee) of which they are members.

Each quarter non-employee directors also are credited with a number of phantom shares of our common stock having a market value of $12,500. Upon the director’s retirement as a director, the then market value of the shares credited to the director’s account (together with reinvested dividend equivalents) is paid to the director in cash. Directors may also elect to receive their other fees in shares of our common stock or to defer them into an interest-bearing account, phantom investment funds or phantom shares of our common stock.

Upon becoming a director, each non-employee director is granted a ten-year option to purchase 15,000 shares of our common stock. At each annual meeting (other than the annual meeting that coincides with or first follows the director’s election to the board), each non-employee director who continues to serve as a director is granted an additional ten-year option for 5,000 shares. Each option is granted with an exercise price at the closing price of our common stock on the date the option is granted and becomes fully exercisable commencing with the first annual meeting following that date or upon the director’s earlier death, disability, retirement or involuntary termination of board service other than for cause.

We summarize the 2007 compensation of our non-employee directors below.

Director Compensation	Fees Earned or Paid in Cash	Stock Awards (A)	Option Awards (B)(C)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (D)	All Other Compensation (E)	Total
James G. Brocksmith Jr.	$75,500	$58,000	$59,038	—	$1,000	$193,538
Richard A. Collato	$59,000	$58,000	$59,038	$28,780	$20,000	$224,818
Wilford D. Godbold Jr.	$65,000	$58,000	$59,038	$6,994	$3,500	$192,532
William D. Jones	$66,500	$58,000	$59,038	$135	$10,000	$193,673
Richard G. Newman	$65,000	$58,000	$59,038	—	$20,000	$202,038
William G. Ouchi	$64,000	$58,000	$59,038	$50,458	$18,000	$249,496
Carlos Ruiz Sacristan (F)	$28,833	$33,833	$113,838	—	—	$176,504
William C. Rusnack	$72,000	$58,000	$59,038	$920	$20,000	$209,958
William P. Rutledge	$69,000	$58,000	$59,038	—	—	$186,038

(A)	Phantom shares of our common stock that are valued at the fair market value of our shares at the quarterly crediting date without reduction for phantom share non-transferability. The total number of our phantom shares credited to each director (including shares credited in prior years and additional phantom shares credited as reinvested dividends) at December 31, 2007 was 7,197 shares for each director other than Messrs. Newman and Ruiz, for whom the number of phantom shares was 7,004 shares and 572 shares, respectively. Upon retirement as a director, the then market value of the shares credited to the director’s account is paid to the director in cash.

(B)	Amount recognized as compensation expense for stock options granted in 2007 and 2006 disregarding forfeitures related to service-based vesting conditions. The grant date fair value of option awards (calculated in accordance with generally accepted accounting principles for financial reporting purposes as described in Note 10 of Notes to Consolidated Financial Statements included in our Annual Report to Shareholders, but disregarding service-based vesting conditions) is $13.74 for the 2007 option awards (other than the award to Mr. Ruiz for which the grant date value is $13.01) and $10.59 for 2006 option awards. Grant date fair value of the 2007 option awards (other than the award to Mr. Ruiz) is based upon assumptions of 18.55% stock price volatility, 1.91% dividend yield, 4.50% risk-free rate of return, and a 5.5-year outstanding term. Grant date fair value of the 2007 option award to Mr. Ruiz is based upon assumptions of 18.31% stock price volatility, 2.06% dividend yield, 4.96% risk-free rate of return and a 5.5-year outstanding term. Grant date fair value of the 2006 option awards is based upon assumptions of 22.74% stock price volatility, 2.61% dividend yield, 5.04% risk-free rate of return and a 5.5-year outstanding term.

(C)	The number of our shares subject to non-employee director stock options that were outstanding at December 31, 2007 was 40,000 shares for Mr. Brocksmith, 45,000 shares for Mr. Collato, 45,000 shares for Mr. Godbold, 20,000 shares for Mr. Jones, 35,000 shares for Mr. Newman, 60,000 shares for Dr. Ouchi, 15,000 shares for Mr. Ruiz, 40,000 shares for Mr. Rusnack, and 40,000 shares for Mr. Rutledge.

(D)	Consists of (i) above-market interest (interest in excess of 120% of the federal long term rate) on deferred compensation and (ii) the aggregate change in the actuarial value of accumulated benefits under defined benefit pension plans. The respective amounts are $6,949 and $21,831 for Mr. Collato; $6,994 and $0 for Mr. Godbold; $115 and $20 for Mr. Jones; $0 and $50,458 for Dr. Ouchi and $920 and $0 for Mr. Rusnack. Only Messrs. Collato, Godbold, Jones and Dr. Ouchi are entitled to receive pension benefits and all but Dr. Ouchi have attained maximum years of service credit. The annual benefit is an amount equal to the sum of the annual director retainer and ten times the board meeting fee at the date the benefit is paid. It commences upon the later of the conclusion of board service or attaining age 65 and continues for a period not to exceed the director’s years of service as a director of the predecessor companies and up to ten years of service as a director of the company. The actuarial equivalent of the total retirement benefit is paid to the retiring director in a single lump sum upon the conclusion of board service unless the director has elected to receive the annual benefit.

(E)	Consists of our contributions to charitable, educational and other non-profit organizations to match those of directors on a dollar-for-dollar basis up to an annual maximum match of $20,000 for each director.

(F)	Mr. Ruiz became a director on June 5, 2007.

Directors who are also employees of the company (Donald E. Felsinger, Chairman and Chief Executive Officer, and Neal Schmale, President and Chief Operating Officer) are not additionally compensated for their services as directors. Their compensation is summarized in the Summary Compensation Table appearing under the caption “Executive Compensation.”

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of the six directors named below, all of whom have been determined by the board to be independent directors. The board also has determined that all members of the committee are financially literate and the chair of the committee is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission. The committee’s charter, adopted by the board, is posted on the company’s website at

www.sempra.com/aboutUs/gov_charterAudit.htm.

The committee’s responsibilities include appointing the company’s independent registered public accounting firm, pre-approving both audit and non-audit services to be provided by the firm, and assisting the board in providing oversight to the company’s financial reporting process. In fulfilling its oversight responsibilities, the committee meets with the company’s independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters.

It is not the committee’s responsibility to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete, accurate and in accordance with accounting principles generally accepted in the United States and applicable laws, rules and regulations. Management is responsible for the company’s financial statements, including the estimates and judgments on which they are based, as well as the company’s financial reporting process, accounting policies, internal audit function, internal accounting controls, and disclosure controls and procedures. The company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the company’s annual financial statements, expressing an opinion as to the conformity of the annual financial statements with accounting principles generally accepted in the United States, expressing an opinion as to the effectiveness of the company’s internal controls over financial reporting, and reviewing the company’s quarterly financial statements.

The committee has discussed with Deloitte & Touche the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees), as amended and adopted by the Public Company Accounting Oversight Board, which requires the independent registered public accounting firm to provide the committee with information regarding the scope and results of its audit of the company’s financial statements, including information with respect to the firm’s responsibilities under auditing standards generally accepted in the United States, significant accounting policies, management judgments and estimates, any significant audit adjustments, any disagreements with management and any difficulties encountered in performing the audit.

The committee also has received from Deloitte & Touche a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board, with respect to any relationships between Deloitte & Touche and the company that in the professional judgment of Deloitte & Touche may reasonably be thought to bear on its independence. Deloitte & Touche also has discussed its independence with the committee and confirmed in the letter that, in its professional judgment, it is independent of the company within the meaning of the federal securities laws. The committee also considered whether Deloitte & Touche’s provision of non-audit services to the company and its affiliates is compatible with its independence.

The committee also has reviewed and discussed with the company’s senior management the audited financial statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2007 and management’s reports on the financial statements and internal controls. Management has confirmed to the committee that the financial statements have been prepared with integrity and objectivity and that management has maintained an effective system of internal controls. Deloitte & Touche has expressed its professional opinions that the financial statements conform with accounting principles generally accepted in the United States and that management has maintained an effective system of internal controls. In addition, the company’s Chief Executive Officer and Chief Financial Officer have reviewed with the committee the certifications that each will file with the Securities and Exchange Commission pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the policies and procedures management has adopted to support the certifications.

Based on these considerations, the Audit Committee has recommended to the Board of Directors that the company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007.

Audit Committee
James G. Brocksmith Jr., Chair Wilford D. Godbold Jr. William D. Jones Richard G. Newman Carlos Ruiz Sacristan William C. Rusnack February 21, 2008

SHARE OWNERSHIP

The following table shows the number of shares of our common stock beneficially owned at March 31, 2008 by each of our directors, by each of our executive officers named in the executive compensation tables in this proxy statement, and by all of our directors and executive officers as a group. These shares, upon giving effect to the exercise of exercisable options, total approximately 1.7% of our outstanding shares.

	Current Beneficial Holdings (A)	Shares Subject to Exercisable Options (B)	Phantom Shares (C)	Total

James G. Brocksmith Jr.	235	40,000	11,141	51,376
Javade Chaudhri	109,217	36,100	1,862	147,179
Richard A. Collato	6,765	45,000	7,439	59,204
Donald E. Felsinger	501,177	1,025,200	89,704	1,616,081
Wilford D. Godbold Jr.	3,006	45,000	12,491	60,497
Edwin A. Guiles	187,469	496,400	31,898	715,767
William D. Jones	3,524	20,000	8,107	31,631
Richard G. Newman	8,704	35,000	7,246	50,950
William G. Ouchi	15,735	60,000	7,910	83,645
Carlos Ruiz Sacristan	—	15,000	782	15,782
William C. Rusnack	4,466	40,000	7,815	52,281
William P. Rutledge	2,732	40,000	7,990	50,722
Lynn Schenk	2,000	15,000	—	17,000
Neal E. Schmale	342,285	474,650	28,293	845,228
Mark A. Snell	152,953	94,375	3,041	250,369
Directors and Executive Officers as a group (19 persons)	1,510,824	2,884,819	240,696	4,636,339

(A)	Includes unvested shares of restricted stock that may be voted but are not transferable until they are vested and transfer restrictions terminate. These shares total 85,381 shares for Mr. Chaudhri; 331,501 shares for Mr. Felsinger; 143,460 shares for Mr. Guiles; 232,827 shares for Mr. Schmale; 114,915 shares for Mr. Snell; and 1,035,358 shares for all directors and executive officers as a group.

(B)	Shares which may be acquired through the exercise of stock options that are currently exercisable or will become exercisable within 60 days.

(C)	Represents deferred compensation deemed invested in shares of our common stock. These phantom shares cannot be voted or transferred but track the performance of our shares.

Sempra Energy has approximately 280,000 shareholders.

The only persons known to us to own beneficially more than 5% of our outstanding shares are UBS AG, Bahnhofstrasse 45, Zurich, Switzerland and Barclays Global Investors, N.A., 45 Fremont Street, San Francisco, California 94105.

UBS has reported that at December 31, 2007, it and related entities beneficially owned 15,035,437 shares for which they had shared dispositive power, including 13,648,124 shares for which they had sole voting power. Barclays Global Investors has reported that at December 31, 2007, it and related entities beneficially owned 13,763,259 shares for which they had sole dispositive power, including 11,893,501 shares for which they had sole voting power. The shares reported as beneficially owned by UBS and Barclays Global Investors represent 5.7% and 5.2%, respectively, of our shares outstanding at March 31, 2008.

Our employee savings and stock ownership plans held 17,578,560 shares of our common stock (approximately

6.7% of the outstanding shares) for the benefit of employees at March 31, 2008.

Our directors and executive officers are required to file reports with the Securities and Exchange Commission regarding their ownership of our shares. Based solely on a review of copies of the reports that have been furnished to us and written representations from directors and officers that no other reports were required, we believe that all filing requirements were timely met during 2007, except for a one day late filing on behalf of Jessie Knight, an Executive Vice President of the company, reporting his sale to the company of a portion of his vesting restricted shares to pay related withholding taxes.

For information regarding share ownership guidelines applicable to our directors and officers, please see “Corporate Governance — Director Share Ownership Guidelines” and “Executive Compensation — Compensation Discussion and Analysis — Share Ownership Guidelines.”

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

Our Board of Directors currently consists of twelve directors. The term of office of eight directors expires at the 2008 Annual Meeting and the term of office of the remaining four directors expires in 2009.

An amendment to our Articles of Incorporation phasing in annual elections of all directors became effective in 2006. Directors elected after the effective date of the amendment hold office until the next annual meeting. The four directors elected prior to the effective date of the amendment continue to hold office until the expiration in 2009 of the three-year terms for which they were elected. As the terms of these four incumbent directors expire, their successors as well as any directors elected to fill vacancies in the board are elected for terms expiring at the next annual meeting.

At the 2008 Annual Meeting, eight directors will be elected for a one-year term. The board has determined that each of its non-officer nominees for election as a director and each non-officer director whose term of office will continue after the meeting is an independent director. Information concerning the board’s independence standards is contained under the caption “Corporate Governance — Board of Directors — Director Independence.”

The Corporate Governance Committee has recommended and the Board of Directors has nominated the following eight individuals, all of whom currently are directors, for election as directors:

Richard A. Collato

Wilford D. Godbold Jr.

Richard G. Newman

Carlos Ruiz Sacristan

William C. Rusnack

William P. Rutledge

Lynn Schenk

Neal E. Schmale

The proxies and voting instructions solicited by the board will be voted for these eight nominees unless other instructions are specified. If any nominee should become unavailable to serve, the proxies may be voted for a substitute nominee designated by the board or the board may reduce the authorized number of directors.

We have not received notice of any additional candidates to be nominated for election as directors at the 2008 Annual Meeting and the deadline for notice of additional candidates has passed. Consequently, the election of directors will be an uncontested election and the board’s recently adopted bylaw providing for majority voting in uncontested elections will apply. Under majority voting, a nominee must receive more votes “FOR” than “AGAINST” election to be elected as a director. In addition, the “FOR” votes must represent more than 25% of our outstanding shares. If a nominee who currently is serving as a director does not receive sufficient “FOR” votes to be re-elected, the director will cease to be a director not later than 90 days following the certification of the election results, and the resulting vacancy in the board may be filled by the remaining directors.

Information regarding each director nominee and the directors serving unexpired terms that will continue after the Annual Meeting is set forth below. The year shown as election as a director is the year that the director was first elected as a director of Sempra Energy or a predecessor corporation. Unless otherwise indicated, each director has held his or her principal occupation or other positions with the same or predecessor organizations for at least the last five years.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH

OF ITS EIGHT NOMINEES FOR ELECTION TO THE BOARD

Nominees for election for terms expiring in 2009:

Richard A. Collato, 64, has been a director since 1993. He is President and Chief Executive Officer of the YMCA of San Diego County. He is currently a trustee of the YMCA Retirement Fund and the William & Sharon Bauce Family Foundation, and a director of
Project Design Consultants and WD-40 Company.

Wilford D. Godbold Jr., 69, has been a director since 1990. He is the retired President and Chief Executive Officer of ZERO Corporation, an international manufacturer primarily of enclosures and thermal management equipment for the electronics market. He is a director emeritus of The Wellness Community, a past President of the Board of Trustees of Marlborough School and a past Chairman of the Board of Directors of the California Chamber of Commerce and The Employers Group.

Richard G. Newman, 73, has been a director since 2002. He is the Chairman of AECOM Technology Corporation. Mr. Newman is a director of Southwest Water Company and of 14 mutual funds under Capital Research and Management Company. He serves on the boards of directors of the YMCA of Metropolitan Los Angeles and Boy Scouts of America/Western Council and on the Board of Visitors for Pepperdine University’s George L. Graziado School of Business & Management.

Carlos Ruiz Sacristan, 58, became a director in 2007. He is a partner of Proyectos Estrategicos Integrales, a Mexican developing and financing company that provides comprehensive financial advisory and investment banking services to the private and public sectors, mainly in energy, infrastructure, transportation and communications. He is also a director of Southern Copper Corporation (an integrated copper producer in Peru and Mexico), ASARCO LLC (an integrated copper producer in the United States), Banco Ve Por Mas (a Mexican banking corporation) and Constructora y Perforadora La Latina (a Mexican geothermal exploration and drilling company).

William C. Rusnack, 63, has been a director since 2001. He was the President and Chief Executive Officer and a director of Premcor, Inc from 1998 to 2002. Prior to 1998, he was an executive of Atlantic Richfield Company. He is also a director of Flowserve and Peabody
Energy. He is a member of the Dean’s Advisory Council of the Graduate School of Business at the University of Chicago and the National Council of the Olin School of Business at the Washington University in St. Louis.

William P. Rutledge, 66, has been a director since 2001. He is the Chief Executive Officer of AquaNano Technologies, LLC. He was Chairman of Communications and Power Industries from 1999 to 2004. Prior to 1998, he was President and Chief Executive Officer of
Allegheny Teledyne. He is also a director of AECOM Technology Corporation, Communications and Power Industries, and First Federal Bank of California. He is a Trustee of Lafayette College, St. John’s Hospital and Health Center Foundation, John Wayne Career Institute and the Los Angeles World Affairs Council.

Lynn Schenk, 63, became a director in 2008. She is an attorney in private practice. She served as Chief of Staff to the Governor of California from 1999 to 2003. She served as a member of the U.S. House of Representatives representing California’s 49th District from 1993 to 1995 and as the California Secretary of Business, Transportation and Housing from 1980 to 1983. She is also a director of Biogen Idec Inc., a trustee of The Scripps Research Institute, a director of the California High Speed Rail Authority and the San Diego Consortium for Regenerative Medicine, and a member of the University of San Diego School of Law, Board of Visitors.

Neal E. Schmale, 61, has been a director since 2004. He is the President and Chief Operating Officer of the company. He is also a director of Murphy Oil Corporation and WD-40 Company.

Directors whose terms expire in 2009:

James G. Brocksmith Jr., 67, has been a director since 2001. He is an independent financial consultant and the former Deputy Chairman and Chief Operating Officer for the U.S. operations of KPMG Peat Marwick LLP. He is a director of AAR Corp., Alberto-Culver Co. and Nationwide Financial Services.

Donald E. Felsinger, 60, has been a director since 2004. He is the Chairman of the Board and Chief Executive Officer of the company. He is also a director of Northrop Grumman Corporation.

William D. Jones, 52, has been a director since 1994. He is the President and Chief Executive Officer and a director of CityLink Investment Corporation and City Scene Management Company. From 1989 to 1993, he served as General Manager/
Senior Asset Manager and Investment Manager with certain real estate subsidiaries of The Prudential. Prior to joining The Prudential, he served as a San Diego City Council member from 1982 to 1987. Mr. Jones is a director of the Federal Reserve Bank of San Francisco, Southwest Water Company and certain funds under management by Capital Research and Management Company. He is also a trustee of the Francis Parker School and the San Diego Padres baseball club. He is a former director of The Price Real Estate Investment Trust and former Chairman of the Board of the Los Angeles Branch of the Federal Reserve Bank of San Francisco.

William G. Ouchi, Ph.D., 63, has been a director since 1998. He is the Sanford and Betty Sigoloff Distinguished Professor in Corporate Renewal in the Anderson Graduate School of Management at UCLA. Dr. Ouchi is a director of AECOM Technology
Corporation and First Federal Bank of California. He is a director of The Alliance for College Ready Public Schools, the California Heart Center Foundation, the Japanese American National Museum and the Conrad N. Hilton Foundation.

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit our financial statements and the effectiveness of our internal controls over financial reporting for 2008. Representatives of Deloitte & Touche are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

The following table shows the fees that we paid Deloitte & Touche for 2007 and 2006.

	2007		2006

	Fees	% of Total	Fees	% of Total
Audit Fees
Sempra Energy Consolidated Financial Statements and Internal Control Audit	$6,120,000		$6,255,000
Subsidiary, Statutory and Other Assets	2,790,000		3,191,000
SEC Filing and Related Services	59,000		72,000

Total Audit Fees	8,969,000	83%	9,518,000	85%

Audit-Related Fees
Employee Benefit Plan Audits	400,000		468,000
Accounting Consultation	1,130,000		562,000
Other Audit-Related Services	—		—

Total Audit-Related Fees	1,530,000	14%	1,030,000	9%

Tax Fees
Tax Planning and Compliance	260,000		444,000
Other Tax Services	90,000		184,000

Total Tax Fees	350,000	3%	628,000	6%

All Other Fees	—		—

Total Fees	$10,849,000		$11,176,000

The Audit Committee is directly responsible and has sole authority for selecting, appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and pre-approves all audit and permissible non-audit services provided by Deloitte & Touche. The committee’s pre-approval policies and procedures provide for the general pre-approval of specific types of services, give detailed guidance to management as to the specific services that are eligible for general pre-approval and provide specific cost limits for each service on an annual basis. They require specific pre-approval of all other permitted services. For both types of pre-approval, the committee considers whether the services to be provided are consistent with maintaining the firm’s independence. The policies and procedures also delegate authority to the chair of the committee to address any requests for pre-approval of services between committee meetings, with any pre-approval decisions to be reported to the committee at its next scheduled meeting.

We are asking our shareholders to ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2008. Ratification would be advisory only, but the Audit Committee would reconsider the appointment if it were not ratified. Ratification requires the favorable vote of a majority of the votes cast, and the approving majority also must represent more than 25% of our outstanding shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

PROPOSAL 2

Proposal 3: Approval of 2008 Long Term Incentive Plan

We are asking our shareholders to approve our 2008 Long Term Incentive Plan. It has been approved, subject to shareholder approval, by our Board of Directors upon the recommendation of its Compensation Committee. The board and the committee recommend that you vote for approval of the plan.

The purpose of the plan is to provide compensation awards to employees and non-employee directors that align their interests with those of the company and its shareholders. A further purpose is to permit us to attract and retain employees and non-employee directors and to provide them with an opportunity to acquire an equity interest in the company.

The plan would replace our 1998 Long Term Incentive Plan and our Employee Stock Incentive Plan, which permit the grant of similar stock and stock-based incentive awards to our employees, and our Non-Employee Directors Stock Plan, which provides for automatic grants of stock options to non-employee directors. The plan also permits the grant of stock payment awards and cash-based incentive awards to employees and non-employee directors.

We summarize the principal features of the plan below and the full text of the plan is reprinted as Appendix A. This summary does not contain all of the information that may be important to you and you should read the full text of the plan for more detailed information.

Incentive Awards and Award Limits

Under the 2008 Long Term Incentive Plan, we may award a wide variety of incentive awards relating to shares of our common stock to employees of the company and its subsidiaries and to non-employee directors of the company. These awards consist of stock options and stock appreciation rights, restricted stock and restricted stock units, dividend equivalent awards, and stock payment awards. The committee may also grant cash-based awards.

The maximum number of our shares available for issuance under the plan is:

•	6,500,000 shares, plus

•

the number of shares subject to outstanding awards granted under the plans that the 2008 plan will replace that cease for any reason to be subject to the awards (other than the vested and non-forfeitable shares that are issued pursuant to the awards and are not withheld or surrendered in satisfaction of the exercise price of the award or to pay related taxes).

The plan also limits annual awards to individual participants. The maximum number of our shares that may be subject to awards granted to a participant in any year as stock options and stock appreciation rights is 500,000 shares; the maximum number of our shares that may be subject to awards granted to a participant in any year as restricted stock, restricted stock units, dividend equivalent awards and stock payment awards is 500,000 shares; and the maximum amount that may be awarded to a participant in any year as cash-based awards is $10 million.

Any shares subject to awards granted under the plan that are not issued as non-forfeitable shares will again become available for awards under the plan. Shares may fail to be issued as non-forfeitable shares for reasons that include the expiration or cancellation of the related award, the forfeiture of all or a portion of the shares subject to the award, and the settlement of the award in cash or for fewer shares than those subject to the award. Shares withheld or surrendered in payment of the exercise price of an award or to pay related taxes will also become available for awards under the plan.

To prevent the dilution or enlargement of the benefits intended to be made available under the plan, we may adjust the number and kind of shares that may be granted as awards and the number and kind of shares and the exercise and grant prices of outstanding awards appropriately to reflect changes in our capitalization or other significant events affecting our shares and the value of our shares. These events include stock dividends and stock splits, spin-offs and property distributions, share combinations and exchanges, and mergers and consolidations.

Eligibility and Plan Administration

Our employees and non-employee directors and employees of our subsidiaries are eligible to receive awards under the 2008 Long Term Incentive Plan. Employees of other entities designated by the Compensation Committee that are affiliated with the company are also eligible to receive awards. We estimate that there are now approximately 300 individuals, including the non-employee directors of the company, whose positions and responsibilities would result in their consideration for the grant of awards. No eligible individual is entitled to participate in the plan as a matter of right, and participation in the plan does not constitute assurance of continued employment or service.

The Compensation Committee administers the plan with respect to awards to employees and the Board of Directors administers the plan with respect to awards to non-employee directors. The plan administrator selects from the individuals eligible to participate those who will receive awards and determines the terms and conditions of each award including those related to vesting, forfeiture, payment and exercisability and the effect of a termination of service.

The plan administrator construes and interprets the plan and related award agreements and prescribes administrative rules and procedures and makes all other determinations necessary or advisable with respect to the plan. The Compensation Committee, subject to certain limitations, may delegate some or all of its administrative authority to others including officers of the company, and may authorize officers of the company to designate employees to receive awards and to determine the size of the awards.

Types of Incentive Awards

Stock Options and Stock Appreciation Rights

Stock options granted to plan participants entitle them to purchase our shares at the prices and during the term specified in the related stock option agreement. They may permit the payment of the exercise price of the option and related taxes through the delivery of our shares owned by the participant, the withholding of shares that would otherwise be issued upon the exercise of the option or through “cashless exercise” procedures that permit a concurrent sale of option shares by the participant with proceeds sufficient to pay the exercise price and related taxes remitted to the company.

Stock appreciation rights granted to plan participants entitle them to receive all or a portion of the appreciation in the fair market value of our shares that are subject to the award over the grant price specified in the related award agreement. At the discretion of the plan administrator, payments upon the exercise or settlement of a stock appreciation right may be made in cash, shares of our common stock or a combination of cash and shares.

The exercise price of stock options and the grant price for stock appreciation rights may not be less than 100% of the fair market value of our shares on the date the award is granted and the term of the award may not exceed ten years. The plan prohibits repricing of outstanding awards or replacing them with new awards having a lower exercise or grant price.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units granted to plan participants entitle them to receive shares or the value of shares of our common stock.

Restricted stock consists of shares of our common stock issued to plan participants at such price, if any, determined by the plan administrator that are subject to service, performance or other vesting conditions and restrictions on transferability specified in the related restricted stock agreement. Unless otherwise provided in the related award agreement, a holder of restricted stock has all of the rights of a shareholder with respect to the shares including the right to vote and to receive cash dividends, but will not be permitted to sell or otherwise dispose of the shares until vesting and other applicable restrictions have lapsed.

Upon the satisfaction of the related vesting and other conditions, the shares become non-forfeitable and freely transferable.

Restricted stock units represent rights to receive shares of our common stock subject to service, performance or other vesting conditions specified in the related restricted stock unit agreement. Upon satisfaction of the related vesting and other conditions, the shares subject to the award are issued to the participant or, at the discretion of the plan administrator, the value of the shares is paid in cash or in a combination of cash and shares.

Dividend Equivalent Awards

Dividend equivalent awards granted to plan participants entitle them to receive all or a portion of the dividends they would have received had they held the number of our shares subject to another outstanding award until the exercise, vesting, distribution or expiration of the other award. Dividend equivalent awards also may be granted as “free-standing” awards that do not relate to other awards and entitle the participant to receive the dividends that would have been paid on the number of our shares specified in the award. Dividend equivalent awards may provide for payment on a current basis as dividends are paid on our shares or for the deemed reinvestment of the dividends (together with successive dividends) to purchase additional shares and the payment of the award in cash or in shares.

Stock Payment Awards

Stock payment awards granted to plan participants entitle them to receive a distribution of our shares at the date the award is granted or the distribution of shares or the payment of the fair market value of shares at a subsequent date or upon the occurrence of a subsequent event specified in the award agreement. The plan permits stock payment awards primarily to enable us to use our shares to pay all or any portion of the compensation that we would otherwise pay to a participant in cash.

Cash-Based Awards

Cash-based awards granted to plan participants entitle them to receive cash payments in an amount or range of amounts that may be subject to the satisfaction of performance measures specified in the award agreement. The plan permits cash-based awards primarily to allow us to provide multi-year cash awards intended to be “qualified performance-based compensation” that is deductible to the company as compensation expense; however, we may also grant cash-based awards that will not so qualify. For additional information, please see the discussion under “Performance Measures for Qualified Performance-Based Compensation” and “Federal Income Tax Consequences of Plan Awards” below.

Performance Measures for Qualified Performance-Based Compensation

The Internal Revenue Code imposes a $1 million limitation on the annual amount that we are permitted to deduct as compensation expense for salary and other compensation paid to each of certain executive officers that does not constitute “qualified performance-based compensation.” Compensation relating to stock options and stock appreciation rights granted under the 2008 Long Term Incentive Plan should qualify as performance-based compensation exempt from the deduction limitation.

However, compensation relating to other awards under the plan will count against the limitation unless the vesting or payment of the awards is subject to the satisfaction of objectively determinable performance goals established by the Compensation Committee and the material terms under which the compensation is paid and the related performance goals have been periodically disclosed to and approved by our shareholders.

Accordingly, the committee is permitted to make the vesting or payment of any award granted under the plan subject to the satisfaction of performance goals intended to qualify the related compensation as qualified performance-based compensation. The performance goals that may be selected for any award intended to provide qualified performance-based compensation will be based on one or more of the following:

•	Net revenue;
•	Net earnings (before or after taxes);
•	Operating earnings or income;
•	Absolute and/or relative return on assets, capital, invested capital, equity, sales or revenue;
•	Earnings per share;
•	Cash flow (including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);
•	Net operating profits;
•	Earnings before or after any one or more of taxes, interest, depreciation and/or amortization;
•	Earnings growth;
•	Gross, operating or net margins;
•	Revenue growth;
•	Book value per share;
•	Stock price or shareholder return;
•	Economic value added;
•	Customer satisfaction;
•	Market share;
•	Working capital;
•	Productivity ratios;
•	Operating goals (including safety, reliability, maintenance expenses, capital expenses, customer satisfaction, operating efficiency and employee satisfaction); and

•	Performance relative to one or more peer companies or one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures of peer companies.

Performance goals may be based upon the performance of the company or any subsidiary, or any business unit of the company or any subsidiary, or any combination thereof. Achievement of the performance goals also may be based upon performance relative to a group of comparable companies or any index that the committee determines to be appropriate.

The committee may also provide that any performance goal may include or exclude objectively determinable adjustments for certain events occurring during a performance period including one or more of asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; reorganization and restructuring programs; extraordinary nonrecurring items; acquisitions or divestitures; and foreign exchange gains or losses.

Awards that are intended to constitute qualified performance-based compensation may not be adjusted upwards. However, the committee may retain the discretion to adjust these awards downward either on a formula or discretionary basis or both.

Shareholder approval of the 2008 Long Term Incentive Plan will also serve as approval of the performance goals and adjustments summarized above.

Federal Income Tax Consequences of Plan Awards

We briefly summarize the principal United States federal income tax consequences generally applicable under current law to awards under the 2008 Long Term Incentive Plan below. However, as discussed under “Performance Measures for Qualified Performance-Based Compensation” above, our tax deductions for compensation paid to certain executive officers that does not constitute “qualified performance-based compensation” may be limited, and additional limits on deductibility and certain excise taxes may apply in the event of an acceleration of awards in connection with a change of ownership or control of the company. Awards that constitute deferred compensation subject to Section 409A of the Internal Revenue Code are intended to comply with the requirements of that section and a failure to so comply would result in a plan participant’s early recognition of taxable income and subject certain award amounts to an additional income tax and interest.

Stock Options and Stock Appreciation Rights

A plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of a stock option or stock appreciation right.

The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an “incentive stock option” as defined in the Internal Revenue Code. The plan permits the grant of options that are intended to qualify as incentive stock options as well as options that are not intended to so qualify; however, incentive stock options may be granted only to employees of the company and its subsidiary corporations, and the total number of shares as to which incentive stock options may be issued may not exceed 6,500,000 shares.

Upon exercising an option that does not qualify as an incentive stock option, a plan participant generally will recognize taxable income at ordinary income tax rates, and we generally will be entitled to a corresponding tax deduction for compensation expense, in the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Upon exercising an incentive stock option, a plan participant will not recognize taxable income, and we will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition of incentive stock option shares, the participant should recognize long term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price should be taxable as ordinary income to the participant. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

We will not be entitled to any tax deduction if the participant makes a qualifying disposition of incentive stock option shares. If the participant makes a disqualifying disposition of the shares, we should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.

Upon exercising or settling a stock appreciation right, a plan participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Restricted Stock and Restricted Stock Units

A plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of restricted stock or restricted stock units. Upon the termination of restrictions on restricted stock or the payment of restricted stock units, the participant will recognize taxable income at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount paid for them. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of any shares received the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Dividend Equivalents, Stock Payment Awards and Cash-Based Awards

A plan participant will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents, stock payment awards or cash-based awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Change in Control

Subject to certain limitations and unless otherwise provided in the related award agreement, upon the occurrence of a change in control of the company, all stock options and stock appreciation rights granted under the 2008 Long Term Incentive Plan would automatically become fully vested and exercisable; all restrictions and conditions on shares subject to awards of restricted stock would lapse; and all other awards under the plan would be deemed to have been earned-out in the manner set forth in the applicable award agreement. In addition, in the event of certain types of changes in control, the plan provides for the conversion of stock options granted under the plan into options of the acquiring or surviving entity (with appropriate adjustments as to the number and kind of shares and exercise prices), subject to the right of the plan administrator to cancel all outstanding options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to the option over the option exercise price.

A change in control is defined in the plan to include the acquisition by any person or group of securities representing 20% or more of voting power of our outstanding securities; the election of a new majority of our board composed of individuals who are not approved or recommended for election by two-thirds of the current directors or successors to the current directors who were so approved or recommended for election; certain mergers, consolidations or sales of assets that result in our shareholders owning less than 60% of the voting power of the company or of the surviving or purchasing entity or its parent; and approval by our shareholders of the liquidation or dissolution of the company.

Replacement of Existing Equity Compensation Plans

Upon becoming effective, the 2008 Long Term Incentive Plan will replace our 1998 Long Term Incentive Plan which would otherwise expire in June 2008 and our Employee Stock Incentive Plan which has no fixed expiration date. These plans permit stock and stock-based awards similar to those permitted by the 2008 plan. The 2008 plan also will replace our Non-Employee Directors Stock Plan which also would otherwise expire in June 2008 and provides for automatic annual grants of stock options to non-employee directors.

The following table sets forth information required by the rules of the Securities and Exchange Commission as of December 31, 2007 regarding the plans that will be replaced by the 2008 Long Term Incentive Plan.

Equity Compensation Plans December 31, 2007	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Additional Shares Remaining Available for Future Issuance (B)
Equity Compensation Plans Approved by Shareholders	6,585,966	$32.87	12,315,167	(C)
Equity Compensation Plans Not Approved by Shareholders	202,248	$24.38	8,200,705

Total	6,788,214	$32.61	20,515,872	(C)

(A)	Consists entirely of options to purchase shares of our common stock, all of which were granted at an exercise price of 100% of the grant date fair market value of the shares subject to the option.

(B)	The number of shares available for future issuance is increased by the number of shares withheld to satisfy related tax withholding obligations relating to stock option and other plan awards and by the number of shares subject to awards that lapse, expire or are otherwise terminated or are settled other than by the issuance of shares.

(C)	The number of shares available for future issuance is also increased on each January 1 by as many as 1.5% of the total number of shares of our common stock then outstanding.

At March 31, 2008, we had 10,714,377 shares subject to outstanding awards under the plans that will be replaced by the 2008 Long Term Incentive Plan. These consist of stock options that may be cancelled upon termination of employment or service or may expire unexercised and grants of restricted stock and restricted stock units that may be forfeited upon termination of employment or if related performance goals are not met. In addition, a portion of these prior awards may be settled other than by the issuance of shares or by the issuance of fewer shares than those subject to the award and shares may be withheld or surrendered to pay the exercise price of stock options or related taxes on the exercise of options or the vesting of restricted stock and restricted stock units. Any shares subject to these prior awards and any additional awards that we may make under these plans prior to their replacement by the 2008 Long Term Incentive Plan that cease for any reason to be subject to awards (other than vested and non-forfeitable shares that are issued pursuant to the awards and are not withheld or surrendered in satisfaction of the exercise price or related taxes) will become available for awards under the 2008 plan.

We do not expect to grant any additional awards under the plans that will be replaced by the 2008 Long Term Incentive Plan except for automatic grants of stock options to purchase an aggregate of 40,000 shares to be granted to our non-employee directors at the conclusion of our 2008 Annual Meeting of Shareholders under the Non-Employee Directors Stock Plan. After the 2008 plan becomes effective, no additional grants of awards will be made under the plans that it replaces; however, outstanding awards under the replaced plans will continue to remain outstanding and be governed by the terms of the applicable plan and award agreements.

Effective Date; Amendment and Termination

The 2008 Long Term Incentive Plan will become effective the day following its approval by shareholders and expire ten years from the date of shareholder approval. No awards will be granted under the plan until it has been approved by shareholders and becomes effective.

Our Board of Directors or the Compensation Committee may alter, amend, modify, suspend or terminate the plan or any award agreement without shareholder approval unless doing so would increase the number of shares available for awards under the plan, would reprice or permit the repricing of stock options or stock appreciation rights or would require shareholder approval to comply with any applicable law or stock exchange rule. However, except for amendments that are intended to cause awards to comply with applicable laws, regulations or rulings, no amendment, modification or termination of the plan may adversely affect in any material respect any award previously granted to a plan participant without the participant’s consent.

Shareholder Approval

The 2008 Long Term Incentive Plan has been approved, subject to shareholder approval, by our Board of Directors upon the recommendation of its Compensation Committee. Shareholder approval of the plan requires that the number of shares voted for approval exceed the number of shares voted against or abstain. In addition, the total shares voted for, against or abstain must represent more than 50% of our outstanding shares. Consequently, voting abstain will have the same effect as voting against approval of the plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

PROPOSAL 3

Proposal 4: Approval of Amended and Restated Articles of Incorporation

We are asking our shareholders to approve Amended and Restated Articles of Incorporation to eliminate provisions of our articles that currently require a “supermajority” shareholder vote for various actions. The amended and restated articles have been approved, subject to shareholder approval, by our Board of Directors upon the recommendation of its Corporate Governance Committee. The board and the committee recommend that you vote for their approval.

Our Articles of Incorporation currently require approval by the holders of two-thirds of our outstanding shares for shareholders to adopt bylaws, to fix the exact number of our directors within the range authorized in our bylaws, and to approve amendments to various provisions of our articles. At prior annual meetings, shareholders have approved proposals recommending that the board eliminate these shareholder supermajority voting requirements. The amended and restated articles will implement that recommendation.

The Amended and Restated Articles of Incorporation will eliminate shareholder supermajority voting provisions from our articles. Shareholder approvals for matters previously requiring a supermajority shareholder vote will become the minimum required by the California General Corporation Law to which we are subject. For shareholders to adopt bylaws and approve amendments to our articles, the statutory minimum generally is approval by the holders of a majority of our outstanding shares. For shareholders to fix the exact number of directors within the range specified by our bylaws, the statutory minimum is approval by a majority of the shares represented and voting at a duly held meeting of shareholders with the approving majority also constituting a majority of the quorum required for the meeting.

The California General Corporation Law also generally provides that our board is permitted without shareholder approval to adopt bylaws (other than a bylaw changing the range of the authorized number of directors which requires approval by the holders of a majority of our outstanding shares) and to fix the exact number of directors within the range authorized by the bylaws. It also generally requires that amendments to our articles be approved by both the board and a majority of our outstanding shares.

Our Board of Directors and its Corporate Governance Committee regularly review our corporate governance practices to determine if they are in the best interests of shareholders. The board and the committee have historically viewed shareholder supermajority voting as desirable to assure that fundamental changes in our governance structure requiring shareholder approval will be made only when a broad consensus of shareholders determines that a change is prudent. They continue to believe that this is an important concern; however, they have also considered the strong level of shareholder support for the elimination of supermajority shareholder voting and the view of majority voting proponents that the minimum shareholder approvals required by corporate law are adequate to protect shareholder interests. Accordingly, upon the recommendation of the committee, the board has approved and recommends that shareholders approve the amended and restated articles.

Shareholder approval of the amended and restated articles requires the favorable vote of the holders of not less than two-thirds of our outstanding shares. Consequently, abstaining or otherwise failing to vote on this proposal will have the same effect as a vote against the proposal. If so approved by shareholders, the amended and restated articles will become effective upon the filing of an appropriate Certificate of Amendment with the California Secretary of State.

The Amended and Restated Articles of Incorporation, marked to reflect changes from our current articles, are reprinted as Appendix B to this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

PROPOSAL 4

Proposal 5: Shareholder Proposal Entitled “Shareholder Say On Pay”

The following proposal has been submitted by a shareholder and is included in this proxy statement in accordance with the Securities and Exchange Commission’s shareholder proposal rule. It is presented as submitted by the shareholder proponent, whose name and address will be provided promptly to any shareholder who orally or in writing requests that information from our Corporate Secretary.

The shareholder proposal will be voted upon at the Annual Meeting only if it is properly presented by the shareholder proponent or the proponent’s qualified representative. To be approved by shareholders, the proposal must receive the favorable vote of a majority of the votes cast on the proposal, and the approving majority must also represent more than 25% of our outstanding shares.

FOR THE REASONS STATED BELOW, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THE SHAREHOLDER PROPOSAL

The Shareholder Proposal

5 -Shareholder Say on Executive Pay

RESOLVED, that shareholders of our company request our board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (NEOs) set forth in the proxy statement’s Summary Compensation Table (SCT) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Investors are increasingly concerned about mushrooming executive pay which often appears to be insufficiently aligned with the creation of shareholder value. As a result, in 2007 shareholders filed more than 60 “say on pay” resolutions with companies, averaging a 42% vote. In fact, seven resolutions exceeded a majority vote. Aflac (AFL) decided to present such a resolution to a shareholder vote in 2009. A bill to provide for annual advisory votes on executive pay passed in the U.S. House of Representatives by a 2-to-1 margin.

This proposal is particularly relevant to our company because Mr. Felsinger, our CEO participated in three pension plans that totaled $16 million. Additionally Mr. Felsinger’s severance provisions provide for $32 million upon employment termination, and also $47 million in the event of a change in control regardless of whether he keeps his job or not following a change of control according to The Corporate Library

http://www.thecorporatelibrary.com.

There was also a Los Angeles Times article titled, “Sempra CEO’s pay in fine print; The firm’s disclosures on compensation lack clarity despite new rules to boost transparency,” March 16, 2007.

Chris Rossi, Boonville. Calif., who submitted a number of shareholder proposals during a 10-year span, said the advantage of adopting this proposal should also be considered in the context of our company’s overall corporate governance. For instance in 2007 the following governance status was reported (and certain concerns are noted):

•	The Corporate Library rated our company:

“High Concern” in Executive Compensation.

“D” in corporate governance.

“High Governance Risk Assessment”

•	We had no Independent Chairman - Independent oversight concern.
•	We had to marshal a 67% shareholder vote to make certain key governance improvements - Entrenchment concern.
•	We had no shareholder right to:

1) Cumulative voting.

2) To act by written consent.

Additionally:

•	Our board had 2-insiders - Independence concern.
•	Our directors still had a retirement plan -Independence concern.
•	Mr. Godbold had 17-years director tenure and was on our Audit Committee - Independence concern.
•	Our Board set our 2007 shareholder meeting at the same time as the Edison International (EIX) shareholder meeting, another major Southern California utility.

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes:

Shareholder Say on Executive Pay

Yes on 5

The Board of Directors Position

The Board of Directors and its Compensation Committee appreciate the underlying goal of this proposal to provide shareholders with a mechanism to convey their views regarding executive compensation and related processes and disclosures. But they also believe that the advisory vote contemplated by the proposal would be a confusing vehicle for shareholders to express their views and that shareholders already have a number of more effective ways to communicate their views to the board, the committee and the company’s management. Accordingly, the board and the committee believe that the advisory vote contemplated by the proposal is unnecessary and could create confusion rather than clarity around compensation issues.

As summarized in the Compensation Discussion and Analysis appearing under the caption “Executive Compensation” in this proxy statement, the board and its compensation committee have a sound and disciplined compensation review process. We seek to assure that our compensation and benefit programs are cost-effective and competitive, administered in accordance with good corporate governance practices and aligned with the best interests of shareholders.

We also have a responsibility to explain clearly our compensation process. Securities and Exchange Commission rules adopted in 2006 underscore that responsibility and significantly expanded proxy statement disclosures regarding executive compensation. We believe the greater transparency that these disclosures provide are a proper means of providing more specific information regarding executive compensation practices. We want our shareholders to understand our compensation process and to have confidence that it is designed and applied in a manner consistent with shareholder interests.

But the proposal would not provide a mechanism for shareholders to express their specific views on compensation processes and policies. Instead it is limited to a simple “yes” or “no” advisory vote on named executive officer compensation and related disclosures. A negative vote would not provide clear guidance on the specific components of our executive compensation program or on the specific compensation decisions that were made.

Yet even with the most extensive disclosures, shareholders are unlikely to be in a position to cast an informed vote on executive compensation. By their very nature, compensation decisions require a knowledge of executive performance, expertise regarding competitive conditions and compensation practices, and a familiarity with sensitive personnel and other confidential information unavailable to shareholders.

Accordingly, the board and the committee do not believe it would be appropriate to place shareholders in a position to vote on executive compensation.

Moreover, shareholders already have multiple mechanisms by which they can provide input regarding executive compensation and our compensation process. Direct communications are an effective means of expressing specific observations on compensation matters and shareholders may express their views through writing to the board, to the committee, to individual directors or committee members, or to company management.

Shareholders may also express their views in person or proxy at annual meetings of shareholders that are attended not only by management but also by directors. They also have the opportunity to vote on the approval of equity compensation plans and may express their views in electing directors who, in uncontested elections, must receive a majority of the votes cast to be elected.

The board and the committee believe these existing mechanisms provide more appropriate and effective opportunities for communication both from and to shareholders than an advisory vote mechanism. They permit shareholders to express their individual and collective views in a comprehensive and thoughtful manner that permits an appropriate company response.

Accordingly, in light of our existing commitment to corporate governance, executive compensation transparency and direct communication with shareholders, the board and the committee believe that the adoption of the shareholder proposal would not be in the interests of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL 5

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation Committee of our Board of Directors sets the company’s overall executive pay philosophy. It emphasizes:

•	Pay-for-performance.
•	Performance-based incentives that closely align the interests of executives and shareholders.
•	Balance between short term and long term compensation that rewards long term strategic results and encourages stock ownership.
•	Shared risk through equity and other performance-based incentives.
•	More pay at risk at higher levels of responsibility.

Our executive compensation programs align pay with short and long term company performance. They also support the attraction, motivation and retention of key executive talent. Program goals include:

•	Attracting and retaining executives of outstanding ability and proven experience who demonstrate the highest standards of integrity and ethics.
•	Aligning compensation with the performance of the company and the interests of shareholders.
•	Motivating executives to achieve superior performance.
•	Strongly linking executive compensation to both annual and long term corporate, business unit and individual performance.

Company performance is the key indicator of whether our pay programs are effective. We use net income as the primary measure of company performance in our annual incentive plans. Stock price appreciation and total return to shareholders are the key measures for long term performance.

Performance as measured by net income growth, stock price appreciation and total shareholder return has been strong since the creation of the company in 1998. Table 1 and Figure 1 focus on our five-year performance.

Total Shareholder Return *	Sempra Energy	S&P 500 Utilities	S&P 500
2003	32%	26%	29%
2004	26%	24%	11%
2005	26%	17%	5%
2006	28%	21%	16%
2007	13%	19%	5%
Five-Year Total Return	200%	165%	83%
Table	1.
*	Total shareholder return is the percentage change in the market value of an investment at the end of the relevant investment period (assuming reinvestment of dividends) from its market value at the beginning of the period.

Figure	1.
*	Represents $325 million in net income related to one-time asset sales.

As Table 1 shows, a shareholder who invested in our shares at the beginning of 2003 and reinvested dividends would have doubled the value of his or her investment in five years. This level of return places the company in the top quartile of S&P 500 companies for this period. As shown in Figure 1, net income results have also been consistently outstanding. Compensation for our executive officers reflects the company’s superior performance through performance-based incentive awards.

Compensation Committee Roles and Responsibilities

Overview

The Compensation Committee’s primary role is to determine all aspects of compensation for our executive officers.

The committee holds four regularly scheduled meetings each year, with additional meetings scheduled when required. The committee’s chair approves the agenda prior to each meeting. Four directors currently sit on the committee. Each director is:

•	An independent director under independence standards established by the New York Stock Exchange.
•	An outside director under Section 162(m) of the Internal Revenue Code.
•	A non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934.

The committee:

•	Sets its meeting dates and agenda items annually.
•	Considers standing agenda items and other timely and pertinent topics at each meeting.
•	Holds an executive session at each meeting without management.
•	Recommends changes to its charter for approval by the board as needed.

The most recent charter review was in June 2007, at which time the committee made no changes. The charter is on our website at www.sempra.com/ aboutUsgov_charterCompensation.htm.

Responsibilities of the Compensation Committee

The Compensation Committee’s major responsibilities include:

•

Analyzing executive compensation market data, including base salaries, annual bonuses, long term incentives and pay mix as well as executive compensation principles, strategies, trends, regulatory requirements and current programs.

•

Making recommendations to the board on annual incentive plans, equity-based plans, severance plans, deferred compensation arrangements, retirement benefits and other programs and benefits that primarily cover executive officers.

•	Reviewing and approving corporate goals and objectives relevant to the compensation of the company’s Chief Executive Officer and other executive officers.

•

Leading the evaluation of CEO performance in light of these goals and objectives and, based on individual and company performance, competitive compensation information and other considerations, recommending CEO compensation for approval by the board.

•	Tracking and understanding the total compensation of each executive officer and reviewing, at least once a year, tally sheets that summarize the major elements of compensation.

•	Reviewing and recommending to the board new or amended broad-based, “qualified” benefit plans and programs.

•	Reporting annually on succession planning to the board.

Key 2007 Deliberations

In addition to performing the responsibilities described above, in 2007 the Compensation Committee:

•	Reviewed and approved the Compensation Discussion and Analysis included in the 2007 proxy statement.

•	Analyzed long term incentive plan overall dilution and current burn rates.

•	Reviewed the implications of Internal Revenue Code Section 409A on compensation plans and took steps to ensure compliance.

•	Established parameters for a new long term incentive plan to be voted upon by shareholders in 2008.

Tally Sheets

The Compensation Committee uses tally sheets, along with information prepared annually for the proxy statement, to provide:

•	Information for analyzing and understanding the design, operation and effectiveness of our executive compensation programs.

•	The total dollar value of executives’ accumulated compensation and benefits, including holdings of our common stock and realized and unrealized gains under equity-based compensation awards.

•	Estimated pension benefits, life insurance benefits, and deferred compensation balances.

Tally sheets provide the committee with an understanding of the company’s total executive compensation and benefits program. However, the committee does not use them to establish specific pay levels, which are instead based on external market data, and other considerations described elsewhere in this discussion.

The Compensation Committee’s Advisors

The Compensation Committee retains advisors to assist it on matters affecting executive compensation. It has the sole authority to select, compensate and terminate its external advisors.

Hewitt Associates, an internationally recognized compensation and benefits consulting firm, has served as the committee’s primary compensation consultant since 2001. A Hewitt representative attends all committee meetings. He met in executive session with the committee members several times during 2007.

Hewitt Associates supports the committee by:

•	Providing competitive data on compensation and relative performance of peer group companies.

•	Recommending pay programs and salary increase budgets.

•	Making presentations on regulatory and legislative matters affecting executive compensation.

•	Providing opinions on the reasonableness of compensation.

•	Consulting on other related matters as needed.

The committee must pre-approve any work done by Hewitt for the company.

Our Chief Executive Officer attends the non-executive session of each committee meeting, as does our Senior Vice President of Human Resources. Our Human Resources Department assists the committee by preparing tally sheets and other compensation information and analysis for consideration by the committee. Both the committee and the Hewitt consultants receive all presentation materials well in advance of committee meetings.

Our Accounting, Finance and Law Departments also support the committee with respect to compensation-related matters, including issues related to broad-based benefit plans and regulatory reporting and compliance.

Management’s Role

Neither our Chief Executive Officer nor any other executive officer determines or approves any element or component of his or her own base salary, annual bonus, long term incentives, or other aspects of compensation. Our CEO does not meet separately with the committee’s compensation consultants.

The Compensation Committee does seek our CEO’s views on the performance of our other executive officers and he makes pay recommendations for these officers. In addition, the committee frequently requests input from the CEO on what programs and goals he believes might be most appropriate given the strategic direction of the company.

Benchmarking

The Compensation Committee uses benchmarking as one basis for determining 1) the compensation for various positions, and 2) the percentage of each component of total compensation. Benchmarking also helps the committee align pay levels, in total and by component, with the market.

During this benchmarking compensation process, the committee:

•

Reviews the labor market for our most senior executives using a broad cross-section of companies in various industries with data provided by Hewitt Associates that encompasses the 164 non-financial companies in the Fortune 500 that participate in Hewitt’s Total Compensation Database.

•

Reviews summary statistics and statistics adjusted for company size with the goal of managing total pay opportunities to the median of this data, although actual total pay levels are intended to and will rise above or fall below that standard as a result of company and individual performance.

•

Reviews pay and performance data in proxy statements and other public filings of a selected group of energy and utility companies (see Table 2) to provide an additional basis for assessing executive compensation and corporate performance.

•

Uses internal equity to determine the compensation for positions that are unique or difficult to benchmark against market data. Internal equity is also considered in establishing compensation for positions considered to be equivalent in responsibilities and importance.

This review gives us a better understanding of the effectiveness of our emphasis on “pay for performance” in relation to the performance of our peer group.

Companies Included in 2007 Review

AES Corporation	Centerpoint Energy

CMS Energy	Consolidated Edison

Dominion Resources	DTE Energy

Duke Energy	Edison International

Exelon	FPL Group

Nicor	NiSource

PG&E	Public Service Enterprises Group

Southern Company	Williams Companies

TXU Energy

Table 2.

Compensation Components

The primary components of our compensation program are:

•	Base salaries
•	Performance-based annual bonuses
•	Long term equity-based incentive awards

Additional benefits include health and welfare programs, retirement and savings plans, personal benefits and severance pay.

All of our executive officers participate in the same compensation programs. However, market compensation levels vary substantially based upon the roles and responsibilities of individual officers. Thus, the pay of our Chief Executive Officer appropriately is substantially higher than that of our other executive officers.

Pay Mix

How much weight we put on each of the primary components of our compensation program determines our “Pay Mix.”

Table 3 shows the percent of total pay at company target performance that comes from each major pay component. Our pay mix aligns with the interest of shareholders by providing a much greater portion of pay through performance-based annual and long term incentives rather than base salary. This means that most pay is “at risk” and will go up or down with company performance.

Pay Components of Total Compensation	Base Salary	Annual Bonus at Target	Long Term Incentive Awards

Donald E. Felsinger	17.5%	17.5%	65.0%
Neal E. Schmale	20.8%	16.7%	62.5%
Edwin A. Guiles	22.2%	15.6%	62.2%
Mark A. Snell	22.2%	15.6%	62.2%
Javade Chaudhri	26.7%	16.0%	57.3%

Table 3.

Actual pay mix may vary substantially from that shown in the table. This may occur as a result of corporate performance which greatly affects annual bonuses and the value of long term incentives.

1.     Base Salaries

Our executive compensation programs emphasize performance-based annual bonuses and equity-based long term incentive awards. However, base salaries remain a necessary and standard part of compensation for attracting and retaining outstanding employees at all levels.

In setting our executive officers’ base salaries, we use median salary information for comparable positions in Fortune 500 companies. Using national, general industry comparisons helps us attract and retain top-quality executive talent from a broad range of relevant backgrounds.

The Compensation Committee annually reviews base salaries for executive officers, and considers the following:

• Approximate mid-range of Fortune 500 salary data • Individual contribution and performance • Labor market conditions • Reporting relationships	• Company performance • Retention needs • Experience • Complexity and importance of roles and responsibilities • Succession planning • Internal equity

Base Salary Adjustments for 2007

In November 2006, Hewitt Associates presented its most current executive pay benchmarking data. Based on the Compensation Committee’s consideration of market data, and other factors described above, base salary adjustments were made on January 1, 2007.

The committee determined that our CEO’s salary was below median market rates for chief executive officers and did not reflect his outstanding performance. Consequently, his base salary was increased from $950,000 to $1,000,000, an adjustment of 5.26%. Increases for the other executive officers named in the Summary Compensation Table ranged from 3.8% to 10%.

2.     Performance-Based Annual Bonuses

Incentive Compensation Pool

Executive officers may receive annual performance-based bonuses under our shareholder-approved Executive Incentive Plan. Under the terms of the plan, a compensation pool based on operating earnings is established for each year. The plan is designed to preserve the deductibility of the bonuses under Section 162(m) of the Internal Revenue Code while providing flexibility to the Compensation Committee in administering the plan.

Please see “Executive Compensation — Compensation Tables — Grants of Plan-Based Awards” for additional details regarding the plan.

Performance Guidelines and Bonus Payments

Each year the Compensation Committee establishes performance guidelines for bonus payments. These guidelines anticipate that the committee will apply downward “negative” discretion to reduce bonuses from maximum amounts permitted by the plan to the lower amounts contemplated by the guidelines.

Consistent with our pay-for-performance philosophy, the guidelines do not provide for any bonus payment unless the company attains a threshold (minimum) performance level for the year. Bonus opportunities increase for performance above the threshold level. Performance at target is intended to result in bonuses at the mid-point of those for executives with comparable levels of responsibility at Fortune 500 companies.

Potential bonuses at threshold, target and maximum company performance are expressed as a percentage of each executive officer’s base salary. Table 4 illustrates how these percentages vary with the individual officer’s position and attainment of goals.

In 2007, bonus opportunities were as follows:

Bonus Potential as a Percent of Base Salary	Threshold	Target	Maximum

Donald E. Felsinger	0%	100%	200%
Neal E. Schmale	0%	80%	160%
Edwin A. Guiles	0%	70%	140%
Mark A. Snell	0%	70%	140%
Javade Chaudhri	0%	60%	120%

Table 4.

These target bonus potentials and percentages are consistent with the leverage typically found in bonus plans within general industry. Bonus payouts at our maximums approximate the 75th percentile of bonus payouts among peer companies.

Extraordinary corporate or individual performance may result in the payment of bonuses above the guidelines but not to exceed plan maximums.

Selection of Performance Measures

The Compensation Committee has evaluated many potential indicators of corporate success in deciding which performance measures to use for annual bonuses. These measures include return on equity, return on invested capital, cash flow measures, and return on asset measures.

The committee has selected net income for the measurement of annual corporate performance. It believes this measure provides an accurate and comprehensive picture of annual company performance that plan participants, shareholders, analysts and other parties clearly understand. Table 5 shows the net income criteria for 2007 bonuses:

2007 Net Income for Bonus Purposes	Threshold	Target	Maximum
	(dollars in millions)

	$936	$1,040	$1,144

Table 5.

The committee set 2007 bonus guidelines, with the target of $1.04 billion, based on anticipated business unit earnings with one exception. It used a three-year average of earnings for Sempra Commodities because of that business’ volatility.

The committee also determined that any one-time extraordinary gains or losses related to the California energy crisis would be excluded. In setting the target at the beginning of the year, the committee did not anticipate any gains or losses for the potential sale or write-down of assets. It concluded that only 10% of the value of any such actual gains or losses would be included in the calculation of net income for bonus purposes. This is because the committee believes that the impact of asset sales or write-downs should largely be measured through stock price. Most of the impact would, then, be reflected in the long term incentive plan.

The guidelines also exclude the positive or negative impact of major changes in accounting rules that were unknown or unanticipated at the beginning of the plan year.

2007 Performance-Based Annual Bonuses

Earnings for 2007 bonus purposes were $1.152 billion, exceeding the amount required for maximum bonuses under the committee’s guidelines. Based on this performance and its consideration of the contributions of each executive officer, the Compensation Committee approved the payment of the annual bonuses shown in Table 6:

Bonuses Paid in 2008 for 2007 Performance	Base Salary at Year-End 2007	Bonus Percentage at Maximum	Bonus

Donald E. Felsinger	$1,007,150	200%	$2,014,300
Neal E. Schmale	$786,444	160%	$1,258,400
Edwin A. Guiles	$626,612	140%	$877,300
Mark A. Snell	$530,912	140%	$743,300
Javade Chaudhri	$487,931	120%	$585,600

Table 6.

3.    Long Term Equity-Based Incentives

Long term equity-based incentives are the largest single component of each executive officer’s compensation package. (See Table 3 for these percentages.) We grant these incentive awards under our shareholder-approved 1998 Long Term Incentive Plan.

In 2007, as in the past three years, the grant date fair value of annual awards was 80% in performance-based restricted stock and 20% in non-qualified stock options.

The Compensation Committee approved this mix of stock options and performance-based restricted stock after considering many variables. These included alignment with shareholder interests, plan expense, share usage and market trends.

Through the combination of stock options and performance-based restricted stock, the committee believes that both absolute stock price growth and stock price growth relative to the company’s industry peers are rewarded. This creates a strong link between executive pay and shareholder returns over a multi-year performance period.

The estimated grant date fair values of our annual awards have generally been between the median and the 75th percentile of market data.

Table 7 illustrates the estimated grant date fair value of 2007 awards as a percentage of base salary:

Estimated Grant Date Values for 2007 as a % of Base Salary

Donald E. Felsinger	370%
Neal E. Schmale	300%
Edwin A. Guiles	280%
Mark A. Snell	280%
Javade Chaudhri	215%

Table 7.

Why Performance-Based Restricted Stock?

Stock options are an important component of shareholder-aligned executive compensation; however, the Compensation Committee sought a more direct link to performance in comparison to indexes and peers. To achieve this result, the committee uses performance-based restricted stock as the major component of our equity grants. An additional advantage of performance-based restricted stock is that, in comparison to stock options, fewer shares are required to deliver the same economic value. This results in lower dilution.

Our executive officers earn the performance-based restricted stock, including reinvested dividends, four years from grant upon meeting company performance requirements. Any performance-based restricted stock not earned is forfeited to the company and canceled. The performance requirements are met if, at the end of the four-year performance period, the company has achieved a cumulative total return to shareholders that places it among the top 50% of the companies in the S&P 500 Utilities Index or the S&P 500 Index.

If neither of these criteria is satisfied, participants may earn a portion of the shares based on performance relative to the S&P 500 Utilities Index.

Why Stock Options?

While playing a lesser role in our current pay program, stock options remain an appropriate and highly motivating vehicle for delivering long term incentives. Our stock options become exercisable in equal annual installments over a four-year period.

Options provide a direct link with shareholder interests, as they have no compensation value unless our stock price increases above the grant date price.

Results for Performance Period Ending December 31, 2007

Our relative total shareholder return from 2004 through 2007 met the 67th percentile of the S&P 500 Utilities Index. As a result, 100% of the performance-based restricted stock for the 2004-2007 Long Term Incentive Plan cycle was released to plan participants after the committee certified performance results.

Equity Award Practices

All grants of stock options are made at 100% of fair market value - the closing price of our common stock on the date of grant - and grants are not repriced.

We do not backdate grants of awards nor do we coordinate the grant of awards with the release of material information to result in favorable pricing.

The Compensation Committee authorizes the grant of equity-based incentive awards on the first trading day of the upcoming new year. The practice of granting awards on this specific date has been in place for many years.

In making the grants, the committee specifies a dollar value (based on a percentage of base salary) and other terms for each executive officer’s award. The dollar value is divided between restricted stock and stock options. Thus, the number of shares granted each year is based on a dollar value, as opposed to a fixed number of shares. This allows maintenance of the pay mix described previously.

On the January grant date, we calculate the precise number of shares to be granted to each executive officer for each type of award by applying Black-Scholes and Monte Carlo valuation models previously authorized by the committee and using the closing price for shares of our common stock on that date. The closing price on the grant date also establishes the exercise price for stock options.

Restricted stock and stock options also may be granted upon the hiring or promotion of executive officers with the approval of the committee.

Benefit Plans

Our executive officers also participate in other benefit programs including: 1) Health, Life Insurance and Disability Plans; 2) Retirement Plans; 3) Savings and Deferred Compensation Plans; and 4) Other Benefit Programs.

1.    Health, Life Insurance and Disability Plans

Our executive officers participate in life, disability, medical and dental insurance group plans that are available to virtually all employees. These are common benefits essential to attracting a high-quality workforce.

In addition to the basic group plans, our executive officers participate in the following:

•	A Medical Insurance Plan, that provides up to $20,000 (the annual aggregate maximum) in additional coverage for medically necessary care for the officer or covered dependents.
•	A Life Insurance Plan providing additional life insurance death benefits (two times base salary and bonus for active employees and one times base salary and bonus for retired employees).
•

A Long Term Disability Plan providing additional protection upon disability (60% of base salary and average bonus) and restoring benefits otherwise capped under the company’s basic Long Term Disability Plan.

When executive officers retire, they continue to participate in the health insurance plans generally provided to virtually all employees.

2.    Retirement Plans

Our executive officers participate in our Cash-Balance and Excess Cash Balance Pension Plans and a Supplemental Executive Retirement Plan.

The Cash Balance Plan is a tax-qualified pension plan available to most company employees. Our executive officers also participate with numerous other employees in an Excess Cash Balance Plan. This plan restores the benefits that would have been payable under the Cash Balance Plan but for Internal Revenue Code limitations on tax-qualified plans. Our Supplemental Executive Retirement Plan provides executive officers with retirement benefits based on the executive’s final average pay,* years of service, and age at retirement. SERP benefits are reduced by benefits payable under the broad-based Cash Balance Plan and Excess Cash Balance Plan.

Each plan uses only base salary and annual incentive bonuses in calculating benefits. The value of long term incentive awards is not included.

We believe that retirement, savings and deferred compensation plans, in general, and the SERP in particular, are important elements of an overall compensation package. This package is designed to recruit and retain executive talent, especially mid-career executives, and to retain longer term executive participants. Supplemental retirement plans, together with savings and deferred compensation plans, are prevalent benefits within Fortune 500 companies.

3.    Savings and Deferred Compensation Plans

Our executive officers, together with most other company employees, also participate in a broad-based, tax-qualified 401(k) Savings Plan.

*	Final average pay is the average of the two highest years of base salary and average of the three highest annual bonuses prior to retirement.

Employees may contribute a portion of their pay to the plan for investment on a tax-deferred basis. The company matches one-half of the first 6% of the employee’s contributions. We then make an additional company contribution of up to 1% of base pay if we meet or exceed annual earnings targets. The Internal Revenue Code limits the amount of compensation eligible for deferral under tax-qualified plans. We restore these benefits through a deferred compensation plan. All employee contributions, matching company contributions, and investment earnings vest immediately.

Our executive officers also may defer up to 100% of their base salary and bonus under a Deferred Compensation Plan. These deferrals may be directed into funds that mirror the investments available under our 401(k) Savings Plan, including a Sempra Energy phantom stock account, or into a fund providing interest at the greater of 110% of the Moody’s Corporate Bond Yield or Moody’s plus 1%.

4.    Other Benefit Programs

We provide certain other typical benefits to our executive officers. The Compensation Committee reviews the level and types of these benefits each year. The committee believes that these benefits are reasonable and important in attracting and retaining executive talent.

These benefits include financial planning services and excess personal liability insurance. In lieu of reimbursement for mileage and other automobile expenses, we have traditionally provided car allowances. However, car allowances were eliminated mid-year 2007 with a compensating increase in base salary. Our Chief Executive Officer has an executive security specialist for personal and business driving in the context of an overall security plan.

Severance Pay and Change in Control Arrangements

All of our executive officers have severance pay agreements that include change in control features.

Severance arrangements are a prevalent market practice. The Compensation Committee believes that they are effective in attracting executives who are leaving an existing employer, mitigating legal issues upon a separation of employment and retaining talent during uncertain times. By mitigating the effects of potential job loss, our severance agreements reinforce management continuity, objectivity and focus on shareholder value, particularly in actual or potential change in control situations.

The severance agreements provide for cash payments and the continuation of certain other benefits for a limited period when the company terminates an executive’s employment other than for cause, death or disability or when the executive terminates for “good reason.” A termination for “good reason” may occur if there is an adverse change in scope of duties or in compensation and benefit opportunities or, following a change-in-control, changes in employment location.

These provisions provide safeguards against arbitrary actions that are a constructive termination of employment without cause. These are actions that, in effect, force the executive to resign. In order to receive some of the benefits in the agreements, the executive must comply with contractual confidentiality, non-competition and non-disparagement obligations.

Under our shareholder-approved long term incentive plan, upon a change in control of the company, all stock options vest and become immediately exercisable, and all performance and time restrictions lift for outstanding restricted stock grants. To the extent that our executive officers would incur excise taxes upon the acceleration of these equity awards, their severance agreements provide that they will be made whole for these taxes. These are taxes above and beyond regular income taxes.

Acceleration of equity awards is the predominant industry practice for existing equity plans. This approach creates a clean slate for the emerging organization and allows for alignment with metrics that are forward looking and appropriate to a newly created company and management team.

Evaluating and Compensating the CEO

The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer. These goals and objectives are based primarily upon objective criteria, including business performance; accomplishment of strategic and financial objectives; development of management; and other matters relevant to the short term and long term success of the company and the creation of shareholder value.

All independent directors provide input for the CEO’s performance evaluation. The committee leads the process and reports the consolidated results back to the independent directors. The chair of the committee discusses the board’s evaluation with the CEO. Based upon this evaluation and subject to ratification by the board acting solely through the independent directors, the committee determines the CEO’s compensation level. This includes base salary and awards under annual and long term incentive plans.

In determining the long term component of our CEO’s compensation, the committee considers the company’s performance and relative shareholder return, the value of incentive awards to chief executive officers at comparable companies, and the awards granted in past years.

Our CEO, Donald E. Felsinger, met or exceeded his 2007 objectives, which included:

•	Meeting or exceeding the 2007 earnings target approved by the board.

•	Advancing the strategic direction of the business.

•	Developing talent for top level succession.

•	Enhancing corporate reputation.

The board determined that Mr. Felsinger’s overall performance during 2007 was outstanding.

Impact of Regulatory Requirements

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the annual amount of compensation (other than compensation that qualifies as “qualified performance-based compensation”) that publicly held companies may deduct for federal income tax purposes for each of certain executive officers.

The Compensation Committee believes that tax deductibility is one important factor in evaluating a compensation program. Consequently, we generally design and administer our performance-based incentive plans to maintain tax deductibility. This includes obtaining shareholder approval of the plans. However, providing salary levels and other compensation that is not fully tax deductible may be required by competitive or other circumstances and in the best interests of our shareholders. Accordingly, the committee may continue to exercise discretion to provide compensation that may not be fully tax deductible by the company.

Other Tax, Accounting and Regulatory Considerations

Many other Internal Revenue Code provisions, Securities and Exchange Commission regulations and accounting rules affect the delivery of executive pay. They are taken into consideration to create and maintain plans that are efficient and in full compliance with these requirements.

Share Ownership Guidelines

Our Board of Directors has established share ownership guidelines for officers to further strengthen the link between company performance and compensation.

The guidelines set minimum levels of share ownership that our officers are encouraged to achieve and maintain. For officers, the guidelines are:

Executive Level	Share Ownership Guidelines
Chief Executive Officer	4x base salary
President	3x base salary
Executive Vice Presidents	3x base salary
Senior Vice Presidents	2x base salary
Other Vice Presidents	1x base salary

Table 8.

For purposes of the guidelines, we include shares owned directly or through benefit plans. We also count deferred compensation that executives invest in phantom shares of our common stock and the vested portion of certain in-the-money stock options.

We expect officers to meet these guidelines within five years of hire or any officer level promotion. All officers are in compliance with the guidelines.

The company also prohibits employees and directors from trading in puts, calls, options or other future rights to purchase or sell shares of the company.

Conclusion

We have structured our executive compensation programs to provide competitive pay - pay levels found in the marketplace, and to reward outstanding individual and corporate performance.

For 2007, our executive officers’ total direct compensation (base salaries, bonuses paid and the grant-date value of long term incentives) generally fell within the third quartile (between the 50th percentile and the 75th percentile) of the Fortune 500 market data. As a new chief executive officer, Mr. Felsinger’s pay was below the median of his peers. Given continued strong performance, we fully expect that this relationship to market will change.

Our salaries are competitive and our performance-based compensation is strongly aligned with the interests of our shareholders.

We will continue to monitor our pay programs for alignment with performance, shareholder interests and competitive labor markets. We will continue to offer the programs necessary to attract, retain, and motivate top executive talent.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Sempra Energy’s Board of Directors has reviewed and discussed with management of the company the Compensation Discussion and

Analysis included in this proxy statement and, based upon that review and discussion, recommended to the board that it be so included.

Compensation Committee

William C. Rusnack, Chair

Richard A. Collato

William G. Ouchi

William P. Rutledge

February 12, 2008

COMPENSATION TABLES

Summary Compensation Table

We summarize below the compensation of our five most highly compensated executive officers for the last two years.

Summary Compensation Table	Year	Salary	Stock Awards (A)(B)	Option Awards (A)(C)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (D)	All Other Compen- sation (E)	Total
			Amount expensed for restricted stock	Amount expensed for stock options	Performance- based annual cash bonus	Pension accruals and above-market interest on non-qualified deferred compensation
Donald E. Felsinger	2007	$1,001,652	$4,701,629	$1,487,186	$2,014,300	$4,641,243	$306,170	$14,152,180
Chairman and Chief Executive Officer	2006	$943,320	$5,890,427	$1,137,034	$1,900,000	$1,900,859	$405,540	$12,177,180
Neal E. Schmale	2007	$781,376	$4,783,519	$671,589	$1,258,400	$2,765,418	$119,096	$10,379,398
President and Chief Operating Officer	2006	$745,039	$5,169,640	$681,902	$1,200,000	$1,634,609	$342,631	$9,773,821
Edwin A. Guiles	2007	$621,534	$2,453,679	$517,845	$877,300	$611,507	$131,617	$5,213,482
Executive Vice President Corporate Development	2006	$594,669	$2,953,751	$564,115	$833,700	$1,414	$235,354	$5,183,003
Mark A. Snell	2007	$524,879	$1,138,630	$215,821	$743,300	$553,749	$86,486	$3,262,865
Executive Vice President and Chief Financial Officer	2006	$473,815	$964,669	$176,028	$665,000	$388,748	$123,040	$2,791,300
Javade Chaudhri	2007	$482,954	$1,024,840	$171,269	$585,600	$613,646	$123,657	$3,001,966
Executive Vice President and General Counsel	2006	$460,259	$783,204	$148,879	$703,100	$413,540	$172,819	$2,681,801

(A)	Amounts recognized as compensation expense for the year in respect of outstanding awards, including those granted in prior years, calculated in accordance with generally accepted accounting principles for financial reporting purposes as described in Note 10 of Notes to Consolidated Financial Statements included in our Annual Report to Shareholders but disregarding estimates of forfeitures related to service-based vesting conditions. A Monte Carlo pricing model is used to calculate the fair value of performance-based restricted stock and a modified Black-Scholes pricing model is used to calculate the fair value of service-based stock options. For awards granted after 2005, fair value is recognized as compensation expense over the vesting period of the awards — the shorter of four years from the grant date or the period to the executive’s retirement eligibility date, with awards made to retirement eligible executives (Messrs. Felsinger, Schmale and Guiles with respect to 2006 and 2007 awards) fully expensed in the year in which they are granted. Fair value for awards granted before 2006 is calculated as of January 1, 2006 and compensation expense is recognized over the vesting period. Fair value for the sole service-based restricted stock award (a 2004 award to Mr. Schmale) is recognized over the vesting period.

The following tables show 2007 and 2006 compensation expense for restricted stock and stock options granted in those years and prior years.

Restricted Stock Expense	Year of Grant					Total
	2007	2006	2005	2004	2003
Donald E. Felsinger
2007 Expense	$2,907,039	—	$894,571	$900,019	—	$4,701,629
2006 Expense	—	$3,609,994	$713,580	$742,974	$823,879	$5,890,427
Neal E. Schmale
2007 Expense	$1,835,453	—	$545,395	$2,402,671	—	$4,783,519
2006 Expense	—	$1,888,256	$405,227	$2,374,665	$501,492	$5,169,640
Edwin A. Guiles
2007 Expense	$1,361,204	—	$503,797	$588,678	—	$2,453,679
2006 Expense	—	$1,398,126	$374,320	$485,959	$695,346	$2,953,751
Mark A. Snell
2007 Expense	$287,808	$263,083	$390,096	$197,643	—	$1,138,630
2006 Expense	—	$278,837	$289,841	$163,156	$232,835	$964,669
Javade Chaudhri
2007 Expense	$202,732	$196,386	$299,505	$326,217	—	$1,024,840
2006 Expense	—	$208,146	$222,532	$269,295	$83,231	$783,204

Stock Option Expense	Year of Grant					Total
	2007	2006	2005	2004	2003
Donald E. Felsinger
2007 Expense	$956,344	—	$506,572	$24,270	—	$1,487,186
2006 Expense	—	$813,890	$162,749	$125,982	$34,413	$1,137,034
Neal E. Schmale
2007 Expense	$603,424	—	$50,620	$17,545	—	$671,589
2006 Expense	—	$520,674	$96,617	$43,652	$20,959	$681,902
Edwin A. Guiles
2007 Expense	$447,032	—	$46,717	$24,096	—	$517,845
2006 Expense	—	$385,924	$89,167	$59,952	$29,072	$564,115
Mark A. Snell
2007 Expense	$94,458	$77,077	$36,191	$8,095	—	$215,821
2006 Expense	—	$77,076	$69,076	$20,140	$9,736	$176,028
Javade Chaudhri
2007 Expense	$66,778	$57,404	$27,794	$13,366	$5,927	$171,269
2006 Expense	—	$57,403	$53,049	$33,255	$5,172	$148,879

For additional information regarding stock awards and option awards, please see Notes B and C below and the discussions under “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Year-End” of “Executive Compensation — Compensation Tables.”

(B)	The fair value of performance-based restricted stock is determined by a Monte Carlo pricing model on the basis of stock price volatility, growth rates and dividend yields of the company and companies in the S&P 500 Utilities Index and the S&P 500 Index and is affected by the risk-free rate of return and other variables. The following table shows the fair value of performance-based restricted stock for which compensation expense was recognized in 2007 and 2006 and the principle assumptions used in calculating that value.

Restricted Stock— Fair Value and Valuation Assumptions	Fair Value Per Share	Fair Value Assumptions
		Stock Price Volatility	Risk-Free Rate of Return	Annual Dividend Yield
Grant Date
01/03/2007	$36.20	18.59%	4.62%	2.16%
01/03/2006	$29.64	24.02%	4.31%	2.64%
12/06/2005	$30.53	24.02%	4.31%	2.64%
01/03/2005	$36.98	19.41%	4.32%	3.19%
06/08/2004	$42.50	17.96%	4.33%	3.93%
01/02/2004	$42.50	17.96%	4.33%	3.93%
09/29/2003	$44.76	17.60%	4.33%	3.93%
01/02/2003	$44.76	17.60%	4.33%	3.93%

The fair value per share of the 2004 service-based restricted stock award to Mr. Schmale was $63.15.

(C)	The fair value of service-based stock options is determined by a modified Black-Scholes model on the basis of the price volatility and dividend yield of the company’s common stock and expected option life and is affected by the risk-free rate of return and other variables. The following table shows the fair value of service-based stock options for which compensation expense was recognized in 2007 and 2006 and the principle assumptions used in calculating that value.

Stock Options— Fair Value and Valuation Assumptions		Fair Value Assumptions
	Fair Value Per Share	Stock Price Volatility	Expected Life (Years)	Risk-Free Rate of Return	Annual Dividend Yield
Grant Date
01/03/2007	$13.84	21.54%	6.25	4.65%	2.11%
01/03/2006	$10.78	23.31%	6.25	4.28%	2.51%
12/06/2005	$10.18	23.10%	6.00	4.41%	2.60%
01/03/2005	$8.11	24.66%	6.00	3.85%	2.75%
06/08/2004	$7.67	24.88%	6.00	4.26%	2.95%
01/02/2004	$6.25	25.32%	6.00	3.68%	3.31%
09/29/2003	$5.89	25.37%	6.00	3.34%	3.38%
01/02/2003	$4.30	24.91%	6.00	3.42%	4.10%

(D)	Represents (i) the aggregate change in the actuarial present value of accumulated benefits under defined benefit and other pension plans at year-end over the prior year-end and (ii) above-market interest (interest in excess of 120% of the federal long term rate) on compensation deferred on a basis that is not tax-qualified. These amounts are:

Change in Pension Value and Above-Market Interest	Change in Accumulated Benefits		Above-Market Interest		Total
	2007	2006	2007	2006	2007	2006
Donald E. Felsinger	$4,550,024	$1,825,231	$91,219	$75,628	$4,641,243	$1,900,859
Neal E. Schmale	$2,661,038	$1,584,671	$104,380	$49,938	$2,765,418	$1,634,609
Edwin A. Guiles	$602,122	$(335,736)	$9,385	$1,414	$611,507	$1,414
Mark A. Snell	$548,601	$387,467	$5,148	$1,281	$553,749	$388,748
Javade Chaudhri	$610,470	$411,656	$3,176	$1,884	$613,646	$413,540

In accordance with Securities and Exchange Commission rules, the 2006 decrease in Mr. Guiles’ pension benefits has not been reflected in the Summary Compensation Table.

For additional information regarding pension benefits and deferred compensation, please see the discussions under “Pension Benefits” and “Non-Qualified Deferred Compensation” of “Executive Compensation — Compensation Tables.”

(E)	All Other Compensation includes our contributions to the company’s 401(k) plan and related supplemental plans; executive medical, disability, life and personal liability insurance; and reimbursement of personal income taxes related to certain amounts included in this column. All Other Compensation amounts for 2007 are:

All Other Compensation	Company 401(k) and Related Plan Contributions	Insurance Premiums	Tax Reimburse- ments	Other	Total
Donald E. Felsinger	$96,483	$103,873	$68,558	$37,256	$306,170
Neal E. Schmale	$66,892	$10,931	$2,390	$38,883	$119,096
Edwin A. Guiles	$49,604	$41,924	$25,070	$15,019	$131,617
Mark A. Snell	$40,435	$26,682	$7,054	$12,315	$86,486
Javade Chaudhri	$40,184	$33,846	$13,366	$36,261	$123,657

Amounts shown in the “Other” column consist of our contributions to charitable, educational and other non-profit organizations to match the personal contributions of executive officers on a dollar-for-dollar basis; financial and estate planning services; car allowances and the incremental cost to us (mileage at Internal Revenue Service reimbursement rates and the hourly rate of drivers) of commuting and other personal use of company cars and drivers; residential security alarm services; and holiday, business meeting and event gifts and mementos. They do not include parking at company offices and the occasional personal use by executive officers of company property or services (including club memberships and tickets for sporting and entertainment events which at the time of personal use would not otherwise be used for the business purposes for which they are provided) for which we incur no more than nominal incremental cost or for which we are reimbursed by the executive for the incremental cost of personal use.

Grants of Plan-Based Awards

Our executive officers participate in shareholder-approved incentive compensation plans that are designed to encourage high levels of performance on both a short term and a long term basis. Shorter-term incentives, typically annual performance-based cash bonuses, are provided under our Executive Incentive Plan. Longer-term incentives, typically performance-based restricted stock and service-based stock options, are provided under our Long Term Incentive Plan.

We summarize below our 2007 grants of plan-based awards for our executive officers named in the Summary Compensation Table.

Grants of Plan-Based Awards	Grant Date (A)	Authorization Date (B)	Estimated Payouts Under Non-Equity Incentive Plan Awards (Performance-Based Annual Bonus) (B)			Estimated Future Payouts Under Equity Incentive Plan Awards (Number of Shares of Performance-Based Restricted Stock) (C)			Option Awards (Service-Based Stock Options) (D)		Grant Date Fair Value of Stock and Option Awards (E)
									Number of Shares	Exercise Price Per Share
			Threshold	Target	Maximum	Threshold	Target	Maximum
Donald E. Felsinger
Stock Options	1/03/07	12/04/06							69,100	$56.77	$956,344
Restricted Stock	1/03/07	12/04/06				16,060	80,300	80,300			$2,907,039
Annual Bonus			$—	$1,007,200	$2,014,300
Neal E. Schmale
Stock Options	1/03/07	12/04/06							43,600	$56.77	$603,424
Restricted Stock	1/03/07	12/04/06				10,140	50,700	50,700			$1,835,453
Annual Bonus			$—	$629,200	$1,258,400
Edwin A. Guiles
Stock Options	1/03/07	12/04/06							32,300	$56.77	$447,032
Restricted Stock	1/03/07	12/04/06				7,520	37,600	37,600			$1,361,204
Annual Bonus			$—	$438,700	$877,300
Mark A. Snell
Stock Options	1/03/07	12/04/06							27,300	$56.77	$377,832
Restricted Stock	1/03/07	12/04/06				6,360	31,800	31,800			$1,151,231
Annual Bonus			$—	$371,700	$743,300
Javade Chaudhri
Stock Options	1/03/07	12/04/06							19,300	$56.77	$267,112
Restricted Stock	1/03/07	12/04/06				4,480	22,400	22,400			$810,929
Annual Bonus			$—	$292,800	$585,600
(A)	Grant and authorization dates applicable to equity incentive and option awards, which consist of performance-based restricted stock and service-based stock options. The Compensation Committee authorizes these awards as part of annual compensation planning that is typically completed in December with salary adjustments becoming effective on January 1 and awards granted on the first trading day of January. The committee specifies a dollar value and other terms for the awards to be granted to each executive officer and the percentage of that value to be allocated between performance-based restricted stock and service-based stock options. On the January grant date, the precise number of shares to be granted to each executive officer is calculated by applying valuation models previously authorized by the committee and the closing price for shares of our common stock on that date. The closing price on the grant date also establishes the exercise price for the stock options. Awards also may be granted upon the hiring or promotion of executive officers.

(B)	Non-equity incentive plan awards consist of annual bonuses payable under our Executive Incentive Plan from a performance pool equal to 1.5% of operating income for the year with maximum bonuses not to exceed 30% of the performance pool for the Chief Executive Officer and 17.5% of the performance pool for each other plan participant. Amounts reported in the table represent estimates at the beginning of 2007 of bonuses expected to be paid under earnings performance guidelines established by the Compensation Committee. These guidelines anticipate that the committee will apply downward discretion as permitted by the plan to reduce bonuses paid from plan maximums to the lower amounts contemplated by the guidelines. However, extraordinary corporate or individual performance may result in the payment of bonuses that exceed those contemplated by the guidelines to the extent the amounts paid are consistent with performance pool limitations.

Bonus guidelines for 2007 were based on earnings excluding (i) any one-time extraordinary gains or losses related to the California energy crisis and (ii) 90% of gains or losses related to asset sales and impairments, with no bonuses payable for earnings of less than $936 million and maximum bonuses payable for earnings of $1.144 billion. Bonuses for targeted earnings performance of $1.04 billion were set at levels ranging from 100% of base salary for the Chairman and Chief Executive Officer to 60% of base salary for the Executive Vice President and General Counsel, with maximum bonuses ranging from 200% to 120% of base salary. Earnings for the year for bonus purposes were $1.152 billion. Accordingly, in February 2008, the Compensation Committee authorized the payment of bonuses to the executive officers at the maximum amounts estimated at the beginning of 2007. These bonuses are reported in the Summary Compensation Table as non-equity incentive plan compensation earned in 2007.

(C)	Equity incentive plan awards consist of performance-based restricted stock — shares of our common stock issued subject to forfeiture conditions that terminate on the satisfaction of long term performance criteria. During the performance period, the executive is entitled to vote the shares but they cannot be sold or otherwise transferred and dividends are reinvested to purchase additional shares, at then fair market value, which become subject to the same forfeiture conditions and transfer restrictions as the shares to which the dividends relate. If the performance criteria are not satisfied or the executive’s employment is terminated during the performance period other than by death or retirement after attaining age 55, the restricted shares are forfeited to the company and canceled subject to earlier vesting upon a change in control of the company or various events specified in the executive’s severance pay agreement. We typically permit each holder of restricted stock the opportunity to sell to us (at the market price of our shares at the end of the performance period) a sufficient number of the shares to pay the minimum amount of withholding taxes that becomes payable upon satisfaction of the performance conditions.

The forfeiture conditions on restricted stock granted in 2007 will terminate at the beginning of 2011 if we have then achieved a cumulative total return to shareholders for a four-year performance period that places us among the top 50% of the companies in the S&P 500 Utilities Index or the S&P 500 Index. If neither of these performance criteria is satisfied, the forfeiture conditions will terminate as to 80% of the shares for performance among the top 55% of the companies in the S&P 500 Utilities Index with the percentage of shares as to which the restrictions may terminate declining ratably to 20% for performance among the top 70% of the companies in the S&P 500 Utilities Index. Any restricted stock for which performance criteria are not satisfied at the end of the four-year performance period will be forfeited to the company. Due to the nature of the performance criteria, we are unable to determine a “target” payout and have reported as the target payout the entire number of shares subject to each grant.

(D)	All stock options are service-based options to purchase shares of our common stock granted under our Long Term Incentive Plan. They were granted at an exercise price equal to the closing market price of our common stock on the date of the grant and for a ten-year term subject to earlier expiration following termination of employment. They become exercisable in cumulative installments of one-fourth of the shares initially subject to the option on each of the first four anniversaries of the grant date, with immediate exercisability upon a change in control of the company or various events specified in the executive’s severance pay agreement.

(E)	Grant date fair values are calculated in accordance with generally accepted accounting principles for financial reporting purposes as described in Note 10 of Notes to Consolidated Financial Statements included in our Annual Report to Shareholders but disregarding estimates of forfeitures related to service-based vesting conditions and based upon the assumptions set forth in Notes B and C to the Summary Compensation Table. They do not correspond to the amounts for restricted stock and stock options that are shown in the Summary Compensation Table which reflect for each year that portion of grant date fair value recognized as compensation expense for awards in that year and prior years.

Outstanding Equity Awards at Year-End

We summarize below our grants of equity awards that were outstanding at December 31, 2007 for our executive officers named in the Summary Compensation Table. These grants consist solely of stock options and restricted stock.

Outstanding Equity Awards at Year-End	Grant Date	Option Awards (Service-Based Stock Options) (A)					Stock Awards (Restricted Stock)
							Service-Based Restricted Stock			Performance-Based Restricted Stock (B)
		Number of Shares Underlying Unexercised Options					Number of Unvested Shares (D)		Market Value of Unvested Shares	Number of Unearned/ Unvested Shares (D)	Market Value of Unearned/ Unvested Shares
		Exercisable	Unexer- cisable (C)	Exercise Price		Expiration Date
Donald E. Felsinger	01/03/07	—	69,100	$56.77		01/02/17	—		—	81,540	$5,045,708
	01/03/06	18,875	56,625	$46.14		01/02/16	—		—	119,560	7,398,362
	12/06/05	30,500	30,500	$44.64		12/05/15	—		—	23,451	1,451,175
	01/03/05	28,650	28,650	$36.30		01/02/15	—		—	84,452	5,225,878
	06/08/04	16,800	5,600	$33.89		06/07/14	—		—	20,848	1,290,078
	01/02/04	56,850	18,950	$30.20		01/01/14	—		—	—	—
	01/02/03	101,800	—	$24.37		01/01/13	—		—	—	—
	01/02/02	344,400	—	$24.77		01/01/12	—		—	—	—
	03/06/01	80,000	—	$22.65		03/05/11	—		—	—	—
	01/02/01	277,900	—	$22.50		01/01/11	—		—	—	—

		955,775	209,425	$29.47	(E)					329,851	$20,411,201

Neal E. Schmale	01/03/07	—	43,600	$56.77		01/02/17				51,483	$3,185,771
	01/03/06	12,075	36,225	$46.14		01/02/16	—		—	62,537	3,869,813
	01/03/05	21,400	21,400	$36.30		01/02/15	—		—	63,072	3,902,871
	06/08/04	—	—	—		—	109,152	(F)	$6,754,337	—	—
	01/02/04	34,950	11,650	$30.20		01/01/14	—		—	—	—
	01/02/03	62,000	—	$24.37		01/01/13	—		—	—	—
	01/02/02	205,900	—	$24.77		01/01/12	—		—	—	—
	01/02/01	93,000	—	$22.50		01/01/11			—	—	—

		429,325	112,875	$30.19	(E)		109,152	(F)	$6,754,337	177,092	$10,958,455

Edwin A. Guiles	01/03/07	—	32,300	$56.77		01/02/17	—		—	38,181	$2,362,623
	01/03/06	8,950	26,850	$46.14		01/02/16	—		—	46,305	2,865,336
	01/03/05	19,750	19,750	$36.30		01/02/15	—		—	58,261	3,605,195
	01/02/04	48,000	16,000	$30.20		01/01/14	—		—	—	—
	01/02/03	86,000	—	$24.37		01/01/13	—		—	—	—
	01/02/02	290,800	—	$24.77		01/01/12	—		—	—	—

		453,500	94,900	$29.45	(E)					142,747	$8,833,154

Mark A. Snell	01/03/07	—	27,300	$56.77		01/02/17	—		—	32,291	$1,998,176
	01/03/06	7,150	21,450	$46.14		01/02/16	—		—	36,940	2,285,830
	01/03/05	15,300	15,300	$36.30		01/02/15	—		—	45,112	2,791,545
	01/02/04	16,125	5,375	$30.20		01/01/14	—		—	—	—
	01/02/03	28,800	—	$24.37		01/01/13	—		—	—	—

		67,375	69,425	$38.97	(E)					114,343	$7,075,551

Javade Chaudhri	01/03/07	—	19,300	$56.77		01/02/17				22,746	$1,407,520
	01/03/06	5,325	15,975	$46.14		01/02/16	—		—	27,575	1,706,324
	01/03/05	5,875	11,750	$36.30		01/02/15	—		—	34,636	2,143,272
	01/02/04	—	8,875	$30.20		01/01/14	—		—	—	—

		11,200	55,900	$44.51	(E)					84,957	$5,257,116

(A)	Stock options become exercisable as to one-quarter of the shares originally subject to the option grant on each of the first four anniversaries of the grant date, with immediate exercisability upon a change in control of the company or various events specified in the executive’s severance pay agreement. They remain exercisable until they expire ten years from the date of grant subject to earlier expiration following termination of employment. If an executive’s employment is terminated after the executive has attained age 55 and completed five years of continuous service, the executive’s stock options expire three years (five years if the executive has attained age 62) after the termination of employment. If an executive’s employment is terminated by death or disability prior to attaining age 55, the executive’s stock options expire twelve months after the termination of employment and are exercisable only as to the number of shares for which they were exercisable at the date of employment termination. If an executive’s employment is otherwise terminated, the executive’s stock options expire 90 days after the termination of employment and are exercisable only as to the number of shares for which they were exercisable at the date of employment termination.

(B)	Performance-based restricted stock that will vest or will be forfeited in whole or in part at the end of a four-year performance period, based upon our total return to shareholders compared to market and peer group indexes and subject to earlier vesting upon a change in control of the company or various events specified in the executive’s severance pay agreement. If an executive’s employment is terminated after the executive has attained age 55 and completed five years of service and the termination occurs after one year of the applicable performance period has been completed, the executive’s restricted stock is not forfeited as a result of the termination of employment but continues to be subject to forfeiture based upon the extent to which the related performance goals have been satisfied at the end of the applicable four-year performance period. If an executive’s employment is otherwise terminated before the end of the applicable performance period, the executive’s restricted shares are forfeited to the company.

We have reported the entire number of the shares subject to the awards and the market value of the shares at December 31, 2007 based upon performance during the portion of the applicable performance period ended at that date.

(C)	Subject to earlier expiration or accelerated exercisability as discussed in Note A, one-fourth of the unexercisable shares relating to the options granted on 1/03/07 will become exercisable on each of 1/03/08, 1/03/09, 1/03/10 and 1/03/11; one-third of the unexercisable shares relating to the options granted on 1/03/06 will become exercisable on each of 1/03/08, 1/03/09 and 1/03/10; one-half of the unexercisable shares relating to the options granted on 12/06/05 will become exercisable on each of 12/06/08 and 12/06/09; one-half of the unexercisable shares relating to the options granted on 1/03/05 will become exercisable on each of 1/03/08 and 1/03/09; and all of the unexercisable shares relating to the options granted on 6/08/04 and 1/02/04 will become exercisable on 6/08/08 and 1/02/08, respectively.

(D)	Includes shares purchased with reinvested dividends on restricted stock that become subject to the same forfeiture conditions as the shares to which the dividends relate.

(E)	Weighted average exercise price of all exercisable and unexercisable option shares. The weighted average exercise prices of exercisable option shares and unexercisable option shares are, respectively, $25.77 and $46.31 for Mr. Felsinger; $25.84 and $46.74 for Mr. Schmale; $26.19 and $45.02 for Mr. Guiles; $30.78 and $46.92 for Mr. Snell; and $40.98 and $45.21 for Mr. Chaudhri.

(F)	Of the original 100,000 share grant, one-half (together with reinvested dividends) will vest on January 1, 2008 and the remaining one-half (together with reinvested dividends) will vest in 2010 subject only to Mr. Schmale’s continued employment at the vesting date and to earlier vesting upon a change in control of the company or various other events specified in the grant or Mr. Schmale’s severance pay agreement.

Option Exercises and Stock Vested

We summarize below the stock options that were exercised and restricted stock that vested during 2007 for our executive officers named in the Summary Compensation Table.

2007 Options Exercised and Stock Vested	Option Awards (Service-Based Stock Options)		Stock Awards (Performance-Based Restricted Stock)
	Number of Shares Acquired on Exercise	Value Realized on Exercise (A)	Number of Shares Acquired on Vesting	Value Realized on Vesting (B)
Donald E. Felsinger	—	—	72,177	$4,483,608
Neal E. Schmale	100,000	$3,209,490	44,340	$2,754,412
Edwin A. Guiles	32,520	$1,160,558	60,954	$3,786,462
Mark A. Snell	—	—	20,465	$1,271,267
Javade Chaudhri	17,100	$421,429	33,778	$2,098,274

(A)	Difference between the market value of option shares on the exercise date and the option exercise price.

(B)	Market value of vesting stock (including reinvested dividends) at the December 31, 2007 vesting date.

Pension Benefits

Our Supplemental Executive Retirement Plan provides our executive officers with retirement benefits based upon final average earnings (average base salary for the 24 consecutive months of highest base salary prior to retirement plus the average of the three highest annual bonuses during the ten years prior to retirement), years of service and age at retirement. Benefits begin to vest after five years of service and attainment of age 55 with full vesting when age plus years of service total 70 or the executive attains age 60.

Upon normal retirement at age 62, the annual benefit (as a percentage of final average earnings) in the form of a 50% joint and survivor annuity is 20% after five years of service, 40% after ten years of service, 50% after 15 years of service, 60% after 20 years of service, 62.5% after 30 years of service, and 65% after 40 years of service. Reduced benefits based on age and years of service are provided for retirement as early as age 55 and the completion of five years of service.

Benefits payable under the Supplemental Executive Retirement Plan are reduced by benefits payable under our Cash Balance and Excess Cash Balance Plans in which our executives also participate. Our Cash Balance Plan is a broad-based tax-qualified retirement plan supplemented by an Excess Cash Balance Plan that restores benefits lost due to Internal Revenue Service limitations on pay and benefits under tax-qualified pension plans. Under the Cash Balance and Excess Cash Balance Plans, we annually credit to a notional account for each participant an amount equal to 7.5% of the participant’s salary and bonus. Account balances earn interest and are fully vested after five years (three years effective in 2008) of service.

Retiring employees may elect to receive the retirement date present value of their vested accumulated retirement benefits in a single lump sum payment. Alternatively, they may elect an annuity that provides the actuarial equivalent of the lump sum benefit in monthly payments over a fixed term, for the life of the retiree, or the life of the retiree and the retiree’s spouse.

We summarize below the present value of accumulated benefits under our various retirement plans at December 31, 2007 for our executive officers named in the Summary Compensation Table.

Pension Benefits	Plan	Number of Years Credited Service	Present Value of Accumulated Benefit (A)
Donald E. Felsinger	Cash Balance Plan		$1,217,198
	Excess Cash Balance Plan	36	7,461,819
	Supplemental Executive Retirement Plan		12,358,656

	Total		$21,037,673	(B)

Neal E. Schmale	Cash Balance Plan		$344,043
	Excess Cash Balance Plan	10	2,165,005
	Supplemental Executive Retirement Plan		6,701,070

	Total		$9,210,118	(B)

Edwin A. Guiles	Cash Balance Plan		$1,031,870
	Excess Cash Balance Plan	36	4,415,490
	Supplemental Executive Retirement Plan		4,945,486

	Total		$10,392,846	(B)

Mark A. Snell	Cash Balance Plan		$90,453
	Excess Cash Balance Plan	7	236,904
	Supplemental Executive Retirement Plan		1,686,209

	Total		$2,013,566	(C)

Javade Chaudhri	Cash Balance Plan		$73,189
	Excess Cash Balance Plan	4	209,739
	Supplemental Executive Retirement Plan		1,263,953

	Total		$1,546,881	(D)

(A)	Based upon the assumptions used for financial reporting purposes set forth in Note 9 of the Notes to Consolidated Financial Statements contained in our Annual Report to Shareholders except retirement age has been assumed to be the earliest time at which the executive could retire under each of the plans without any benefit reduction due to age.

Amounts shown for the Cash Balance and Excess Cash Balance Plans are based on the greater of the amounts payable under those plans or the sum of the present value of the accumulated benefit payable under a frozen predecessor plan plus future cash balance accruals. The amount shown for the Excess Cash Balance Plan is the present value of the incremental benefit over that provided by the Cash Balance Plan, and the amount shown for the Supplemental Executive Retirement Plan is the present value of the incremental benefit (based on a 50% joint and survivor annuity) over that provided by both the Cash Balance Plan and the Excess Cash Balance Plan.

B)	Messrs. Felsinger, Schmale and Guiles, who at year-end were ages 60, 61 and 58, respectively, are eligible for early retirement benefits. Had they retired at December 31, 2007, their early retirement benefits would have exceeded the amounts shown in the accompanying table due to early retirement provisions of the plans and lower discount rates for lump sums payable in 2008. Had they retired at December 31, 2007 and received their benefits under the plans as a lump sum, their early retirement benefits would have been $22,659,747 for Mr. Felsinger; $9,670,627 for Mr. Schmale; and $15,224,017 for Mr. Guiles.

(C)	Mr. Snell is vested in benefits under the Cash Balance and Excess Cash Balance Plans but not under the Supplemental Executive Retirement Plan. Had his employment terminated at December 31, 2007, he would have received benefits of $410,162.

(D)	Mr. Chaudhri is not yet vested in benefits under any of the plans. Had his employment terminated at December 31, 2007, he would have received no benefits under the plans.

Nonqualified Deferred Compensation

Our nonqualified deferred compensation plans permit executives to elect on a year-by-year basis to defer the receipt of all or a portion of their annual salary and bonus for payment in installments or in a lump sum at a future date selected by the executive at the time of the deferral election. Deferred amounts are fully vested and earn interest at a rate reset annually to the higher of 110% of the Moody’s Corporate Bond Yield Average Rate or the Moody’s Rate plus 1% (7.29% for 2007) or, at the election of the executive, are deemed invested in investment accounts that mirror the investment accounts available under our tax-qualified 401(k) Savings Plans in which all employees may participate.

We summarize below information regarding the participation in our nonqualified deferred compensation plans by our executive officers named in the Summary Compensation Table.

Nonqualified Deferred Compensation	Executive Contributions in 2007 (A)	Company Contributions in 2007 (B)	Aggregate Earnings in 2007 (C)	Aggregate Balance at 12/31/07 (D)
Donald E. Felsinger	$60,099	$87,533	$1,475,051	$16,167,695
Neal E. Schmale	$46,883	$57,942	$796,971	$9,938,716
Edwin A. Guiles	$850,159	$40,654	$342,662	$4,450,052
Mark A. Snell	$31,493	$31,485	$34,857	$459,494
Javade Chaudhri	$28,977	$31,234	$28,128	$389,982

(A)	Executive contributions consist of deferrals of salary and bonus that also are reported as compensation in the Summary Compensation Table. However, timing differences between reporting bonus compensation in the Summary Compensation Table (which reports bonus amounts in the year for which they were earned) and related deferral dates (the date on which the bonuses would have been paid to the executive) may in any year result in lesser or greater amounts reported as executive contributions in the accompanying table than the amounts that have been included in compensation reported in the Summary Compensation Table. Executive contributions in 2007 that are also included as 2007 salary and bonus compensation reported in the Summary Compensation Table total $60,099 for Mr. Felsinger; $45,086 for Mr. Schmale; $35,865 for Mr. Guiles; $30,287 for Mr. Snell; and $27,871 for Mr. Chaudhri.

(B)	Company contributions are identical to the amounts that the executive would have received under our tax-qualified 401(k) Savings Plan but for maximum dollar limitations on amounts that may be deferred under tax-qualified plans. These contributions are also reported as compensation in the Summary Compensation Table.

(C)	Earnings are measured as the difference in deferred account balances between the beginning and the end of the year minus executive and company contributions during the year. Earnings on deferred compensation (other than above-market interest) are not reported in the Summary Compensation Table. Earnings for 2007 that are not reported in the Summary Compensation Table total $1,383,833 for Mr. Felsinger; $692,591 for Mr. Schmale; $333,277 for Mr. Guiles; $29,709 for Mr. Snell; and $24,952 for Mr. Chaudhri.

(D)	Year-end balances consist of executive and company contributions and earnings on contributed amounts. All contributions and all earnings that consist of above-market interest have been included in the Summary Compensation Table for 2007 or prior years or would have been so included had the current reporting requirements been applicable to the executive. Such amounts that have or would have been reported in Summary Compensation Tables are $4,663,576 for Mr. Schmale; $322,787 for Mr. Snell; and $339,612 for Mr. Chaudhri. They are estimated to be no less than $8,699,447 for Mr. Felsinger and $2,322,062 for Mr. Guiles.

Severance and Change in Control Benefits

We have a severance pay agreement with each of our executive officers named in the Summary Compensation Table. Each agreement is for a term of two years and is automatically extended for an additional year upon each anniversary of the agreement unless we or the executive elect not to extend the term.

The severance pay agreements provide executives with severance benefits in the event that we were to terminate the executive’s employment during the term of the agreement for reasons other than cause, death or disability or the executive were to do so for “good reason” as defined in the agreement. The nature and amount of the severance benefits varies somewhat with the executive’s position, and increased benefits are provided if the executive enters into an agreement with the company to provide consulting services for two years and abide by certain covenants regarding non-solicitation of employees and information confidentiality. Additional benefits are also provided if the termination of employment were to occur within two years of a “change in control” of the company. In addition, our stock option and restricted stock agreements provide that all stock options would become immediately exercisable and all forfeiture and transfer conditions on restricted stock would immediately terminate upon a change in control of the company, whether or not accompanied or followed by a termination of the executive’s employment.

The definitions of “cause” and “good reason” vary somewhat among the severance pay agreements and whether the termination of employment occurs before or after a change in control of the company. However, cause is generally defined to include a willful and continued failure by the executive to perform his duties to the company, and good reason is generally defined to include adverse changes in the executive’s responsibilities, compensation and benefit opportunities, and certain changes in employment location.

A “change in control” is defined in the agreements to include the acquisition by any person or group of securities representing 20% or more of the voting power of our outstanding securities, the election of a new majority of the board comprised of individuals who are not approved or recommended for election by two-thirds of the current directors or successors to the current directors who were so approved or recommended for election, certain mergers, consolidations or sales of assets that result in our shareholders owning less than 60% of the voting power of the company or of the surviving or purchasing entity or its parent, and approval by our shareholders of the liquidation or dissolution of the company.

Below we summarize the benefits each of our executive officers named in the Summary Compensation Table would have been entitled to receive had we terminated his employment (other than for cause, death or disability) at December 31, 2007 or had the executive done so for good reason, and the benefits each executive would have been entitled to receive had the termination occurred within two years following a change in control of the company. These amounts assume the executive had entered into a two-year consulting, non-solicitation and confidentiality agreement providing for enhanced severance benefits and the enhanced benefits would not be subject to excise taxes for which the executive would be entitled to reimbursement. We also show the benefits that each executive would have been entitled to receive (accelerated vesting and exercisability of stock options and vesting of restricted stock) had a change in control of the company occurred on December 31, 2007 whether or not accompanied or followed by a termination of the executive’s employment.

Severance and Change in Control Benefits	Termination by the Company Without Cause or by the Executive Officer for Good Reason		Change in Control
	Unrelated to a Change in Control	Change in Control

Donald E. Felsinger
Lump Sum Cash Payment (A)	$5,156,400	$7,734,600	$—
Stock Option/Restricted Stock Vesting (B)	24,368,219	24,368,219	24,368,219
Enhanced Retirement Benefits (C)	1,148,946	1,297,938	—
Health & Welfare Benefits (D)	455,624	455,624	—
Financial Planning (E)	30,000	45,000	—
Outplacement (F)	50,000	50,000	—
Excise Tax Gross-Up (G)	349,353	15,241,155	10,241,442

	$31,558,542	$49,192,536	$34,609,661

Neal E. Schmale
Lump Sum Cash Payment (A)	$3,642,288	$5,463,432	$—
Stock Option/Restricted Stock Vesting (B)	—	19,374,966	19,374,966
Enhanced Retirement Benefits (C)	—	1,644,884	—
Health & Welfare Benefits (D)	31,919	50,795	—
Financial Planning (E)	20,000	30,000	—
Outplacement (F)	50,000	50,000	—
Excise Tax Gross-Up (G)	—	8,717,100	5,266,469

	$3,744,207	$35,331,177	$24,641,435

Edwin A. Guiles
Lump Sum Cash Payment (A)	$2,890,424	$4,335,636	$—
Stock Option/Restricted Stock Vesting (B)	—	10,221,949	10,221,949
Enhanced Retirement Benefits (C)	—	—	—
Health & Welfare Benefits (D)	31,919	127,697	—
Financial Planning (E)	20,000	30,000	—
Outplacement (F)	50,000	50,000	—
Excise Tax Gross-Up (G)	—	5,223,394	—

	$2,992,343	$19,988,676	$10,221,949

Mark A. Snell
Lump Sum Cash Payment (A)	$2,348,724	$3,523,086	$—
Stock Option/Restricted Stock Vesting (B)	—	7,950,421	7,950,421
Enhanced Retirement Benefits (C)	—	2,662,869	—
Health & Welfare Benefits (D)	38,510	92,418	—
Financial Planning (E)	20,000	30,000	—
Outplacement (F)	50,000	50,000	—
Excise Tax Gross-Up (G)	—	6,610,335	3,354,923

	$2,457,234	$20,919,129	$11,305,344

Javade Chaudhri
Lump Sum Cash Payment (A)	$2,143,995	$3,215,993	$—
Stock Option/Restricted Stock Vesting (B)	—	6,365,890	6,365,890
Enhanced Retirement Benefits (C)	—	1,910,453	—
Health & Welfare Benefits (D)	38,510	111,939	—
Financial Planning (E)	20,000	30,000	—
Outplacement (F)	50,000	50,000	—
Excise Tax Gross-Up (G)	—	5,336,728	2,614,488

	$2,252,505	$17,021,003	$8,980,378

(A)	Severance payment equal to two times (three times following a change in control) the sum of annual base salary and the average of three highest incentive bonuses paid in the last five years. Excludes payment of bonus earned in the year of termination.

(B)	Fair market value at December 31, 2007 of performance-based restricted stock for which forfeiture restrictions would terminate, and the difference between the fair market value at that date and the exercise price of stock options that would become exercisable. Stock option amounts include those attributable to fully vested but otherwise not yet exercisable options held by retirement eligible executives. Such amounts are $3,260,147 for Mr. Felsinger; $1,709,463 for Mr. Schmale; and $1,599,757 for Mr. Guiles. For additional information regarding options held by retirement eligible executives, please see Note A to “Outstanding Equity Awards at Year-End” of “Executive Compensation — Compensation Tables.”

(C)	For Mr. Felsinger, the amount shown for termination unrelated to a change in control is the incremental actuarial value of his supplemental executive retirement plan benefit assuming two additional years of age and service. For Messrs. Felsinger and Schmale, the amount shown for termination after a change in control is the incremental actuarial value assuming three additional years of age and service. For Messrs. Guiles, Snell and Chaudhri, the amount shown for termination after a change in control is the incremental actuarial value assuming that they had attained age 62, but reduced for applicable early retirement factors.

(D)	Estimated value associated with continuation of health, life, disability and accident benefits for two years for termination unrelated to a change in control and three years for termination after a change in control. For Mr. Felsinger, also includes five additional years of executive life insurance benefits. For the other named executive officers includes three additional years of executive life insurance benefits for termination after a change in control.

(E)	Estimated value associated with continuation of financial planning services for two years for termination unrelated to a change in control, and three years for termination after a change in control.

(F)	Estimated value associated with outplacement services for two years for termination unrelated to a change in control, and three years for termination after a change in control.

(G)	Gross-up payment covering the full cost of excise tax under Internal Revenue Code Sections 280G and 4999.

Our severance pay agreements with Messrs. Felsinger and Schmale also provide that if their employment were to be terminated as a result of disability, they would be credited with an additional two and three years, respectively, of age and service credits for purposes of the calculation of retirement benefits. Had their employment terminated at December 31, 2007 as a result of disability, the additional benefits to which they would have become entitled would have been $1,148,946 for Mr. Felsinger and $1,644,884 for Mr. Schmale.

Executive officers who voluntarily terminate their employment (other than for good reason) or whose employment is terminated by death or by the company for cause are not entitled to enhanced benefits.

This Notice of Annual Meeting and Proxy Statement are sent by order of the Sempra Energy Board of Directors.

Catherine C. Lee

Corporate Secretary

Dated: April 4, 2008

APPENDIX A

Sempra Energy

2008 Long Term Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1     Establishment. Sempra Energy, a California corporation, establishes an incentive compensation plan to be known as the Sempra Energy 2008 Long Term Incentive Plan (the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Payment Awards, Dividend Equivalent Awards and Cash-Based Awards.

This Plan was approved by the Board of Directors of Sempra Energy, subject to approval by the shareholders of the Company. This Plan shall be adopted upon shareholder approval. This Plan shall become effective as of the first day following shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2     Purpose of This Plan. The purpose of this Plan is to provide compensation awards to Employees and Directors of the Company and its Subsidiaries that align the interests of such Employees and Directors with the interests of the Company and its shareholders. A further purpose of this Plan is to permit the Company and its Subsidiaries to attract and retain Employees or Directors and to provide Employees and Directors with an opportunity to acquire an equity interest in the Company.

1.3     Duration of This Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the date of shareholder approval of this Plan. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

1.4     Prior Plans. No further grants shall be made under the Prior Plans, as defined in Article 2, from and after the Effective Date of this Plan.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.2	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Payment Awards, Dividend Equivalent Awards or Cash-Based Awards, in each case subject to the terms of this Plan.

2.3	“Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Participant setting forth the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.4	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.6	“Cash-Based Award” means an Award, settled in cash, granted under Article 11.

2.7	“Change in Control” means any of the following events:

(a)	Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries other than in connection with the acquisition by the Company or its Subsidiaries of a business) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)	The following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment to the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(c)	There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries other than in connection with the acquisition by the Company or its Subsidiaries of a business) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

(d)	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Committee shall consist solely of two or more Directors, each of whom shall qualify as both an “outside director” for purposes of Code Section 162(m) and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

2.10	“Company” means Sempra Energy, a California corporation, and any successor thereto as provided in Article 19 herein.

2.11	“Covered Employee” means any Employee who is or may become a “covered employee,” as defined in the regulations promulgated under Code Section 162(m).

2.12	“Director” means any individual who is a member of the Board of Directors of the Company.

2.13	“Dividend Equivalent” means a right to receive Shares, or cash, granted to a Participant pursuant to Article 10.

2.14	“Effective Date” has the meaning set forth in Section 1.1.

2.15	“Eligible Individual” means any individual eligible to participate in this Plan, as set forth in Article 5.

2.16	“Employee” means any officer or other employee (as defined in accordance with Code Section 3401(c)) of the Company or any Subsidiary.

2.17	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. For purposes of this Plan, references to sections of the Exchange Act shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.18	“Fair Market Value” or “FMV” means, as of any date, the value of a Share determined as follows:

(a)	if Shares are listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or any national market system, including without limitation any market system of The NASDAQ Stock Market, LLC, the value of a Share shall be the closing sales price for a Share as quoted on the principal exchange or system on which Shares are listed for such date (or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the next preceding trading day for which such information exists), as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b)	if Shares are regularly quoted by a recognized securities dealer but closing sales prices are not reported, the value of a Share shall be the mean of the high bid and low asked prices for such date (or, if there are no high bid and low asked prices for a Share on the date in question, the high bid and low asked prices for a Share on the next preceding trading day for which such information exists), as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(c)	if Shares are neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the value of a Share for such date, as established by the Board or the Committee in good faith.

(d)	For purposes of any Nonqualified Stock Option or SAR that is intended to be exempt from Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(5), FMV shall be not less than the fair market value of a Share determined in accordance with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iv).

2.19	“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.20	“Incentive Stock Option” or “ISO” means a stock option granted under Article 6 to an Employee that satisfies the requirements of Code Section 422, or any successor provision, and that is designated as an “Incentive Stock Option.”

2.21	“Nonemployee Director” means a Director who is not an Employee.

2.22	“Nonemployee Director Award” means any NQSO, SAR, or other Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board may establish in accordance with this Plan.

2.23	“Nonqualified Stock Option” or “NQSO” means a stock option that does not meet the requirements of Code Section 422, or that is designated as a “Nonqualified Stock Option.” A stock option that is designated as a “Nonqualified Stock Option” shall not be treated as an incentive stock option under Code Section 422.

2.24	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.25	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.26	“Participant” means any Eligible Individual to whom an Award is granted.

2.27	“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements for qualified performance-based compensation under Code Section 162(m) paid to Covered Employees.

2.28	“Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.29	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of exercisability, vesting, distribution or payment with respect to an Award.

2.30	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the performance of services, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its sole discretion), as provided in Article 8.

2.31	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32	“Plan” means the Sempra Energy 2008 Long Term Incentive Plan, as amended from time to time.

2.33	“Plan Year” means the calendar year.

2.34	“Prior Plans” means, collectively, the Sempra Energy 1998 Long Term Incentive Plan, the Sempra Energy 1998 Non-Employee Directors’ Stock Plan, and the Sempra Energy Employee Stock Incentive Plan, in each case, as amended from time to time.

2.35	“Restricted Stock” means Shares awarded to a Participant pursuant to Article 8 that are subject to restrictions and may be subject to forfeiture or repurchase.

2.36	“Restricted Stock Unit” means a right to receive Shares, or cash, granted to a Participant pursuant to Article 8.

2.37	“Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as such Rule may be amended from time to time.

2.38	“SAR Grant Price” means the per Share price established for a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.39	“Share” means a share of common stock of the Company, no par value per share.

2.40	“Stock Appreciation Right” or “SAR” means a stock appreciation right granted to a Participant pursuant to Article 7.

2.41	“Stock Payment Award” means a grant of Shares, or a right to receive Shares, granted to a Participant pursuant to Article 9.

2.42	“Subsidiary” means: (a) any corporation or other entity (other than the Company), whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise, or (b) any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as a Subsidiary for purposes of this Plan by the Committee.

2.43	“Subsidiary Corporation” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.44	“Ten Percent Shareholder” or “10% Shareholder” means the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any parent corporation (as defined in Code Section 424(e)) of the Company or any Subsidiary Corporation.

Article 3. Administration

3.1    General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested parties.

3.2    Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards, and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards in lieu of, or in satisfaction of, compensation earned or to be paid under other compensation plans or agreements of the Company or any Subsidiary, construing any provision of the Plan or any Award Agreement, and, subject to Article 17, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company and/or its Subsidiaries operate.

3.3    Delegation. This Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee, to the extent permitted by applicable law: (a) designate Employees to be recipients of Awards, and (b) determine the size of any such Awards; provided, however, that: (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is subject to the reporting rules as promulgated in accordance with Section 16 of the Exchange Act; and (ii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4    Nonemployee Director Awards. The Board shall be responsible for administering this Plan with respect to Awards to Nonemployee Directors, subject to the provisions of this Plan. With respect to the administration of the Plan as it relates to Awards granted to Nonemployee Directors, references in this Plan to the “Committee” shall refer to the Board.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1    Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.4 herein:

(a)	The maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be the sum of:

(i)	Six Million Five Hundred Thousand (6,500,000) Shares (the “Initial Authorized Shares”), plus

(ii)	the number of Shares subject to outstanding awards as of the Effective Date under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such awards (other than the vested and non-forfeitable Shares that are issued pursuant to such awards and are not withheld or surrendered in satisfaction of the exercise price or taxes relating to such awards) (the “Cancelled Prior Award Shares”).

(b)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be Six Million Five Hundred Thousand (6,500,000) Shares.

4.2    Share Usage. Any Shares related to Awards under this Plan which terminate by expiration, forfeiture, cancellation, or otherwise, without the issuance of such Shares, shall be available again for grant under this Plan. Shares withheld or surrendered in satisfaction of the exercise price or taxes relating to any Award shall not constitute Shares issued to the Participant and shall be available again for grant under this Plan. Furthermore, if a SAR is exercised and settled in Shares under this Plan, the difference between the total Shares exercised and the net Shares delivered shall be available again for grant under this Plan, with the result being that only the number of Shares issued upon exercise of a SAR will be counted against the Shares available.

Notwithstanding anything to the contrary in this Section 4.2, the full number of Shares subject to an Option, SAR or other Award shall be counted for purposes of determining compliance with the Annual Award Limits set forth in Section 4.3. The payment of dividend equivalents in cash in conjunction with any outstanding Award shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 4.2, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Code Section 422.

4.3    Annual Award Limits. The following limits (each an “Annual Award Limit,” and collectively, “Annual Award Limits”), as adjusted pursuant to Section 4.4, shall apply to grants of Awards under this Plan:

(a)	Awards (other than Option, SAR and Cash-Based Awards). The maximum aggregate number of Shares subject to Restricted Stock, Restricted Stock Unit, Stock Payment and Dividend Equivalent Awards granted in any Plan Year to any Participant shall be Five Hundred Thousand (500,000).

(b)	Option and SAR Awards. The maximum aggregate number of Shares subject to Option and SAR Awards granted in any Plan Year to any Participant shall be Five Hundred Thousand (500,000).

(c)	Cash-Based Awards: The maximum aggregate amount awarded with respect to Cash-Based Awards to any Participant in any Plan Year shall be Ten Million dollars ($10,000,000).

4.4    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee shall, in order to prevent dilution or enlargement of Participants’ rights under this Plan and outstanding awards, substitute or adjust, as applicable, the number and kind of Shares (or other securities) that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares (or other securities) subject to outstanding Awards, the Option Price or SAR Grant Price applicable to outstanding Awards, the Annual Award Limits and the terms and conditions of outstanding Awards. Notwithstanding anything herein to the contrary, the Committee may not take any such action as described in this Section 4.4 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or cause an Award that is subject to the requirements of Code Section 409A to fail to comply with such requirements, or cause an Award that is Performance-Based Compensation to fail to satisfy the requirements for qualified performance-based compensation under Code Section 162(m). The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on the Company and all Participants and other parties having any interest in an Award under this Plan.

Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the grant of substitute Awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 162(m), 409A, 422, and 424, as and where applicable.

Article 5. Eligibility and Participation

5.1    Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.

5.2    Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all Eligible Individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6. Stock Options

6.1    Grant of Options. Subject to the terms and conditions of this Plan, Options may be granted to any Eligible Individual in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to Employees of the Company or any Subsidiary Corporation.

6.2    Stock Option Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3    Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.

6.4    Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable on or after the tenth (10th) anniversary date of its grant.

6.5    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6    Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full, in cash or its equivalent, or under such other methods as are authorized by the Committee, in its sole discretion, including, without limitation: (a) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (b) by a cashless (broker-assisted) exercise; (c) by surrendering Shares then issuable upon exercise of the Option having an aggregate Fair Market Value at the time of exercise equal to the Option Price; or (d) by a combination of the foregoing, subject to such terms and conditions as the Committee, in its sole discretion, may impose; provided, however, that in the case of an ISO, the payment methods shall be set forth in the Award Agreement.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7    Restrictions. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under the policies of the Company or any Subsidiary, restrictions under applicable federal, state and foreign laws or under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded.

6.8    Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

6.9    Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.10    No Other Feature of Deferral. No Option granted pursuant to this Plan shall provide for any feature for the deferral of compensation subject to Code Section 409A unless such deferral complies with the requirements of Code Section 409A.

6.11    10% Shareholder. If any Employee to whom an Incentive Stock Option is granted is a 10% Shareholder, then the Option Price shall be at least equal to one hundred ten percent (110%) of the FMV of the Shares as determined on the Grant Date and the term of the Option shall not exceed five (5) years measured from the Grant Date.

6.12     $100,000 Limitation. To the extent that the aggregate fair market value of Shares and other stock with respect to which Incentive Stock Options or other “incentive stock options” (within the meaning of Code Section 422, but without regard to Code Section 422(d)) granted under the Plan and all other plans of the Company and any Subsidiary Corporation or any parent corporation thereof (as defined in code Section 424(e)) are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Incentive Stock Options or other “incentive stock options” shall be treated as Nonqualified Stock Options to the extent required by Code Section 422. The rule set forth in the preceding sentence shall be applied by taking Incentive Stock Options and other “incentive stock options” into account in the order in which they were granted. For purposes of this Section 6.12, the fair market value of shares or other stock shall be determined as of the time the Incentive Stock Option or other “incentive stock options” with respect to such shares or other stock is granted.

Article 7. Stock Appreciation Rights

7.1    Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Eligible Individuals at any time and from time to time as shall be determined by the Committee.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and in determining the terms and conditions pertaining to such SARs which are not inconsistent with the terms of this Plan.

The SAR Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the SAR Grant Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.

7.2    SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the SAR Grant Price, the term of the SAR, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

7.3    Term of SAR. Each SAR granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no SAR shall be exercisable on or after the tenth (10th) anniversary date of its grant.

7.4    Exercise of SARs. SARs granted under this Article 7 shall be exercised at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5    Settlement of SARs. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the SAR Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6    Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7    Restrictions. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR granted under this Article 7 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal, state and foreign securities laws or under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded.

7.8    No Other Feature of Deferral. No SAR granted pursuant to this Plan shall provide for any feature for the deferral of compensation subject to Code Section 409A unless such deferral complies with the requirements of Code Section 409A.

Article 8. Restricted Stock and Restricted Stock Units

8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and conditions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such number of Shares as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are issued to the Participant on the Grant Date and any Shares that are to be issued shall be issued to the Participant after the Grant Date, subject to the terms and conditions of the Award.

8.2    Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

8.3    Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, service-based restrictions on vesting following the attainment of the performance goals, service-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock subject to each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND FORFEITURE OR REPURCHASE PROVISIONS SET FORTH IN THE SEMPRA ENERGY 2008 LONG TERM INCENTIVE PLAN, AND IN THE ASSOCIATED AWARD AGREEMENT BETWEEN THE HOLDER OF THE SHARES AND SEMPRA ENERGY, A COPY OF EACH OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SEMPRA ENERGY.

8.5    Voting Rights. Unless otherwise determined by the Committee in its sole discretion, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6    Dividends and Other Distributions. Unless otherwise determined by the Committee in its sole discretion, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with dividends paid with respect to the underlying Shares while they are so held in a manner determined by the Committee, in its sole discretion. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends, including cash, Shares, or Restricted Stock.

8.7    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.8    Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

8.9    No Other Feature of Deferral. No Restricted Stock Unit granted pursuant to this Plan shall provide for any feature for the deferral of compensation subject to Code Section 409A unless such deferral complies with the requirements of Code Section 409A.

Article 9. Stock Payment Awards

9.1    Grant of Stock Payment Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Stock Payment Awards to Participants in such number of Shares as the Committee shall determine. A Stock Payment Award shall provide for: (a) the distribution of Shares to the Participant on the Grant Date; or (b) the distribution of Shares, or the payment of cash, after the Grant Date, in each case, subject to the terms and conditions of such Award. A Stock Payment Award that provides for a deferred distribution of Shares shall specify the dates or events upon which the Shares shall be distributed and such other terms and conditions as the Committee determines.

9.2    Stock Payment Award Agreement. Each Stock Payment Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

9.3    Form and Timing of Distribution or Payment of Stock Payment Awards. Distribution of the Shares pursuant to Stock Payment Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, (a) a Stock Payment Award distributed on the Grant Date shall be distributed in the form of Shares, and (b) in the case of a Stock Payment Award that is distributed or paid after the Grant Date, the Committee, in its sole discretion, may distribute or pay such Stock Payment Award in the form of cash or in Shares (or in a combination thereof); provided that any cash paid in lieu of Shares in settlement of any such Stock Payment Award (or portion thereof) shall be equal to the Fair Market Value of such Shares, as determined as of the date of payment. Any Shares issued pursuant to Stock Payment Awards may be granted subject to any restrictions deemed appropriate by the Committee.

9.4    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain the Stock Payment Award evidenced thereby following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Stock Payment Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

9.5    No Other Feature of Deferral. No Stock Payment Award granted pursuant to this Plan shall provide for any feature for the deferral of compensation subject to Code Section 409A unless such deferral complies with the requirements of Code Section 409A.

9.6    Voting Rights. A Participant shall have no voting rights with respect to a Stock Payment Award granted hereunder until the Shares subject to the Award have been distributed to the Participant.

Article 10. Dividend Equivalent Awards

10.1    Grant of Dividend Equivalent Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Dividend Equivalent Awards to Participants with respect to: (a) the Shares subject to another Award, or (b) such number of Shares as the Committee shall specify. A Dividend Equivalent Award shall represent the right to receive Shares, or cash, determined based on the dividends that a Participant would have received, had the Participant held the number of Shares subject to such other Award, or the number of Shares specified by the Committee, for all or any portion of the period from the Grant Date of the Dividend Equivalent Award to the date of the exercise, vesting, distribution or expiration of such other Award, as determined by the Committee, or the date specified under the Dividend Equivalent Award, and, to the extent such Divided Equivalents are not distributed or paid currently, assuming that the dividends were reinvested in Shares (and any dividends on such Shares were reinvested in Shares) during such period. The dividends shall be deemed reinvested in Shares in the manner specified under the terms of the Award.

10.2    Dividend Equivalent Award Agreement. Each Dividend Equivalent Award shall be evidenced by an Award Agreement that shall designate the other Award to which such Dividend Equivalent Award relates, or shall specify the number of Shares with respect to which dividends shall be determined, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

10.3    Form and Timing of Distribution or Payment of Dividend Equivalent Awards. Distribution or payment of the Shares, or payment of the cash value of the Shares, earned pursuant to Dividend Equivalent Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may determine whether the Dividend Equivalents under an Award shall be distributed or paid as dividends or Shares are paid, or distributed or paid on a deferred basis. Subject to the terms of this Plan, the Committee, in its sole discretion, may distribute or pay any earned portion of a Dividend Equivalent Award in the form of cash or in Shares (or in a combination thereof); provided that any cash paid in lieu of Shares in settlement of any Dividend Equivalent Award (or portion thereof) shall be equal to the Fair Market Value of such Shares, determined as of the date of payment. Any Shares issued pursuant to Dividend Equivalent Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.4    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain the Dividend Equivalent Award evidenced thereby following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Dividend Equivalent Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

10.5    No Other Feature of Deferral. No Dividend Equivalent Award granted pursuant to this Plan shall provide for any feature for the deferral of compensation subject to Code Section 409A unless such deferral complies with the requirements of Code Section 409A.

Article 11. Cash-Based Awards

11.1    Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such dollar amounts as the Committee may determine.

11.2    Cash-Based Award Agreement. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or amounts, the performance goals, the Performance Period, the time and form of payment and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

11.3    Value of Cash-Based Awards. Each Cash-Based Award shall specify a payment amount or amounts as determined by the Committee. The Committee may establish performance goals in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

11.4    Payment of Cash-Based Awards. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.

11.5    Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive payment under any Cash-Based Award following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

11.6    No Other Feature of Deferral. No Cash-Based Award granted pursuant to this Plan shall provide for any feature for the deferral of compensation subject to Code Section 409A unless such deferral complies with the requirements of Code Section 409A.

Article 12. Transferability of Awards

12.1    Transferability of Incentive Stock Options. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

12.2    All Other Awards. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, but in no event may an Award be transferred for value (as defined in the General Instructions to Form S-8 registration statement under the Securities Act of 1933, as amended from time to time). Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all Awards (other than ISOs) granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those Awards (other than ISOs), if any, that are permitted to be transferred to another individual, references in this Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 13. Performance Measures

13.1    Performance Measures. The performance goals upon which the exercisability, vesting, distribution or payment of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Measures:

(a)	Net revenue;

(b)	Net earnings (before or after taxes);

(c)	Operating earnings or income;

(d)	Absolute and/or relative return on assets, capital, invested capital, equity, sales, or revenue;

(e)	Earnings per share;

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Net operating profits;

(h)	Earnings before or after any one or more of taxes, interest, depreciation, and amortization;

(i)	Earnings growth;

(j)	Gross, operating, or net margins;

(k)	Revenue growth;

(l)	Book value per share;

(m)	Stock price or shareholder return;

(n)	Economic value added;

(o)	Customer satisfaction;

(p)	Market share;

(q)	Working capital;

(r)	Productivity ratios;

(s)	Operating goals (including, but not limited to, safety, reliability, maintenance expenses, capital expenses, customer satisfaction, operating efficiency, and employee satisfaction); and

(t)	Performance relative to one or more peer companies or one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures thereof.

Any Performance Measure may be used to measure the performance of the Company and/or any Subsidiary, as a whole or any business unit of the Company and/or any Subsidiary, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select the Performance Measures in subsection (m) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 13.

13.2    Performance Goals. The Committee shall, within the time prescribed by Code Section 162(m), designate the performance goal or goals with respect to any Award that is intended to qualify as Performance-Based Compensation. Each such performance goal shall define the objectively determinable manner of calculating the extent to which the performance goals for a Performance Period have been achieved. The Committee may provide in any Award that any performance goal may include or exclude objectively determinable adjustments for any one or more of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such adjustments apply to the performance goals of Awards to Covered Employees, they shall be prescribed in a form and at a time that meets the requirements of Code Section 162(m) for deductibility.

13.3    Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee may retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

13.4    Committee Discretion. In the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 13.1.

Article 14. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 15. Rights of Participants

15.1    Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company or any Subsidiary at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and/or its Subsidiaries.

15.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 16. Change in Control

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 16 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

In the event of a Change in Control: (a) all Options or SARs then outstanding shall automatically become fully vested and exercisable as of the date of the Change in Control; (b) all restrictions and conditions of all Restricted Stock then outstanding shall lapse as of the date of the Change in Control; and (c) all Restricted Stock Units, Stock Payment Awards, Dividend Equivalent Awards, Cash-Based Awards, and Other Stock-Based Awards shall be deemed to have been earned out in a manner set forth in the applicable Award Agreement. In addition to the foregoing, in the case of a Change in Control involving a merger of, or consolidation involving, the Company in which the Company is: (i) not the surviving corporation (the “Surviving Entity”) or (ii) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Option granted under the Plan and not exercised (a “Predecessor Option”) will be converted into an option (a “Replacement Option”) to acquire common stock of the Surviving Entity or its Parent, which Replacement Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices. Notwithstanding the foregoing, in the event of a Change in Control, the Committee expressly reserves the discretion to cancel all outstanding Options, effective as of the date of the Change in Control, in exchange for a cash payment to be made to each of the Participants within five (5) business days following the Change in Control in an amount equal to the excess of the fair market value of the Company’s Common Stock on the date of the Change in Control over the exercise price of each such Option, multiplied by the number of shares that are subject to such option.

No action shall be taken under this Article 16 which shall cause an Award to fail to comply with Code Section 409A or the Treasury Regulations thereunder, to the extent applicable to such Award.

Article 17. Amendment, Modification, Suspension, and Termination

17.1    Amendment, Modification, Suspension, and Termination. Subject to Section 17.2, the Board or Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s shareholders, Options or SARs granted under this Plan will not be repriced, replaced, or regranted through cancellation, or by reducing the Option Price of a previously granted Option or the SAR Grant Price of a previously granted SAR, nor will any outstanding Option or SAR having an exercise price per Share less than the then current FMV be purchased for cash or other consideration, and no amendment of this Plan shall be made without shareholder approval if (a) such amendment would increase the maximum number of Shares available for issuance to Participants under this Plan (except as otherwise permitted under Section 4.4), or (b) shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Exchange Act, the Code, and if applicable, the New York Stock Exchange Listed Company Manual.

17.2    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.3), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan without the written consent of the Participant holding such Award.

17.3    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board or the Committee may amend the Plan or an Award Agreement pursuant to the following:

(a) The Board or the Committee may amend the Plan or an Award Agreement to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 17.3 to any Award granted under the Plan without further consideration or action.

(b) The Board or the Committee may amend the Plan or an Award Agreement to (i) exempt the Award from the requirements of Code Section 409A or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and the Treasury Regulations and other interpretive guidance thereunder.

Article 18. Withholding

18.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, local and foreign taxes required by law or regulation to be withheld with respect to any taxable event relating to an Award.

18.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Awards, or any other taxable event arising as a result of an Award granted hereunder, the Committee, in its sole discretion, may allow Participants to elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum amount necessary to satisfy the federal, state, local and foreign taxes required by law or regulation to be withheld with respect to such transaction. All such elections shall be irrevocable, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

Article 19. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. General Provisions

20.1    Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.2    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.3    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.4    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.5    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or qualification of the Shares under any applicable federal, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.6    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.7    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.8    Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by this Plan; (ii) determine which Employees or Directors outside the United States are eligible to participate in this Plan; (iii) subject to Section 17.2, modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Article 4; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any applicable federal, state or foreign securities law or governing statute or any other applicable law.

20.9    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.10    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company and/or its Subsidiaries under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or a Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or a Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

20.11    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.12    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.13    Deferred Compensation. It is intended that any Award made under this Plan that results in the deferral of compensation (as defined under Code Section 409A) complies with the requirements of Code Section 409A. To the extent applicable, the Plan and any Award Agreement shall be interpreted in accordance with Code Section 409A and the Treasury Regulations and other guidance promulgated thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

20.14    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.15    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

20.16    Governing Law; Exclusive Jurisdiction and Venue. The Plan and each Award Agreement shall be governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California, to resolve any and all issues that may arise out of or relate to this Plan or any Award Agreement.

APPENDIX B

Proposed Amended and Restated Articles of Incorporation

Words that are underscored are additions and words that are lined through are deletions from the current Articles of Incorporation.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SEMPRA ENERGY

ARTICLE I

NAME

The name of the corporation is Sempra Energy (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California (the “General Corporation Law”), other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

CAPITAL STOCK

1.    The total number of shares of all classes of stock that the Corporation is authorized to issue is 800,000,000, of which 750,000,000 shall be shares of common stock, no par value (“Common Stock”), and 50,000,000 shall be shares of preferred stock (“Preferred Stock”). The Preferred Stock may be issued in one or more series.

2.    The board of directors of the Corporation (the “Board”) is authorized (a) to fix the number of shares of Preferred Stock of any series; (b) to determine the designation of any such series; (c) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series; and (d) to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series.

3.    Sections 502 and 503 of the General Corporation Law shall not apply to distributions on Common Stock or Preferred Stock.

ARTICLE IV

DIRECTORS

~~1.    The exact number of directors comprising the entire Board shall be fixed from time to time by resolution of the Board, or by a bylaw or amendment thereof duly adopted by the Board or approved by not less than two-thirds of the outstanding shares entitled to vote generally in election of Directors~~.

1.~~2.~~    Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. Each director elected after May 8, 2006 shall be elected to hold office until the next annual meeting of shareholders.

2.~~3.~~    Vacancies in the Board, including, without limitation, vacancies created by the removal of any director, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.

B-1

ARTICLE V

CUMULATIVE VOTING

No shareholder may cumulate votes in the election of directors. This Article V shall become effective only when the Corporation becomes a “listed corporation” within the meaning of Section 301.5 of the General Corporation Law.

ARTICLE VI

ACTION BY SHAREHOLDERS

Unless the Board of Directors, by a resolution adopted by two-thirds of the authorized number of directors, waives the provisions of this Article in any particular circumstance, any action required or permitted to be taken by shareholders of the Corporation must be taken either at (i) a duly called annual or special meeting of shareholders of the Corporation or (ii) by the unanimous written consent of all of the shareholders.

ARTICLE VII

LIABILITY OF DIRECTORS FOR MONETARY DAMAGES:

INDEMNIFICATION OF AND INSURANCE FOR CORPORATE AGENTS

1.    The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

2.    The Corporation shall have the power, by bylaw, agreement or otherwise, to provide indemnification of agents (as defined in Section 317 of the General Corporation Law) of the corporation to the fullest extent permissible under California law and in excess of that expressly permitted under Section 317 of the General Corporation Law, subject to the limits on such excess indemnification set forth in Section 204 of the General Corporation Law.

3.    The Corporation shall have the power to purchase and maintain insurance on behalf of any agent (as defined in Section 317 of the General Corporation Law) of the Corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such to the fullest extent permissible under California law and whether or not the corporation would have the power to indemnify the agent under Section 317 of the General Corporation Law or these articles of incorporation.

ARTICLE VIII

BY-LAWS

The Board of Directors is expressly authorized to make, amend or repeal the bylaws of the Corporation, without any action on the part of the shareholders, except as otherwise required by the General Corporation Law, solely by the affirmative vote of at least two-thirds of the authorized number of directors. The bylaws may also be amended or repealed by the shareholders, ~~but only by the affirmative vote of the holders of shares representing at least two-thirds~~ by the approval of the outstanding shares of the Corporation. ~~entitled to vote generally in election of Directors.~~

~~ARTICLE IX~~

~~AMENDMENT~~

~~The amendment or repeal of Articles IV, V, VI, VII, VIII and IX shall require the approval of not less than two-thirds of the outstanding shares entitled to vote generally in election of Directors.~~

B-2

DIRECTIONS

to the Sempra Energy Annual Meeting of Shareholders

May 22, 2008

Fairmont Newport Beach

4500 MacArthur Blvd

Newport Beach, California 92660

From John Wayne / Orange County Airport

•	Turn right on MacArthur Blvd.

•	Pass through the light at Birch Street and make an immediate left turn into the Fairmont Newport Beach driveway.

•	Hotel is located on MacArthur Blvd. between Birch Street and Von Karman Avenue.

From Points North or South

•	From the 405 exit MacArthur Blvd.

•	Turn left onto MacArthur. Pass through the light at Birch Street and make an immediate left turn into the Fairmont Newport Beach driveway.

•	Hotel is located on MacArthur Blvd. between Birch Street and Von Karman Avenue.

From Points East

•	Follow the 91 Freeway West to the 55 Freeway South to the 405 Freeway South.

•	Exit MacArthur Blvd.

•	Turn left onto MacArthur. Pass through the light at Birch Street and make an immediate left turn into the Fairmont Newport Beach driveway.

•	Hotel is located on MacArthur Blvd. between Birch Street and Von Karman Avenue.

ANNUAL MEETING OF SHAREHOLDERS OF

SEMPRA ENERGY

May 22, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	052208

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 THROUGH 11 AND “AGAINST” ITEM 12.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

A. DIRECTOR ELECTION:				B. PROPOSALS:
BOARD RECOMMENDS A VOTE FOR THE LISTED NOMINEES.				BOARD RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1. Richard A. Collato	☐	☐	☐	9. Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐

2. Wilford D. Godbold Jr.	☐	☐	☐	10. Approval of 2008 Long Term Incentive Plan.	☐	☐	☐

3. Richard G. Newman	☐	☐	☐	11. Approval of Amended and Restated Articles of Incorporation.	☐	☐	☐

4. Carlos Ruiz Sacristan	☐	☐	☐	BOARD RECOMMENDS A VOTE AGAINST THE FOLLOWING PROPOSAL.

5. William C. Rusnack	☐	☐	☐	12. Shareholder Proposal Entitled “Shareholder Say On Pay”.	☐	☐	☐

6. William P. Rutledge	☐	☐	☐

7. Lynn Schenk	☐	☐	☐

8. Neal E. Schmale	☐	☐	☐

DISCONTINUE DUPLICATE ANNUAL REPORTS
				Mark the box to the right if you receive more than one Annual Report and do not wish to receive extra copies. This will not affect the distribution of dividends or proxy statements.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
				MARK “X” HERE IF YOU WANT CONFIDENTIAL VOTING.	☐

Signature of Shareholder		Date:		Signature of Shareholder		Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

ANNUAL MEETING OF SHAREHOLDERS OF

SEMPRA ENERGY

May 22, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-888-444-0050) in the United States or 1-718- 921-8526 from foreign countries and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
ACCOUNT NUMBER
- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

i Please detach along perforated line and mail in the envelope provided IF you are not voting by telephone or the Internet. i

¢	052208

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 THROUGH 11 AND “AGAINST” ITEM 12.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

A. DIRECTOR ELECTION:				B. PROPOSALS:
BOARD RECOMMENDS A VOTE FOR THE LISTED NOMINEES.				BOARD RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1. Richard A. Collato	☐	☐	☐	9. Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐

2. Wilford D. Godbold Jr.	☐	☐	☐	10. Approval of 2008 Long Term Incentive Plan.	☐	☐	☐

3. Richard G. Newman	☐	☐	☐	11. Approval of Amended and Restated Articles of Incorporation.	☐	☐	☐

4. Carlos Ruiz Sacristan	☐	☐	☐	BOARD RECOMMENDS A VOTE AGAINST THE FOLLOWING PROPOSAL.

5. William C. Rusnack	☐	☐	☐	12. Shareholder Proposal Entitled “Shareholder Say On Pay”.	☐	☐	☐

6. William P. Rutledge	☐	☐	☐

7. Lynn Schenk	☐	☐	☐

8. Neal E. Schmale	☐	☐	☐

DISCONTINUE DUPLICATE ANNUAL REPORTS
				Mark the box to the right if you receive more than one Annual Report and do not wish to receive extra copies. This will not affect the distribution of dividends or proxy statements.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
				MARK “X” HERE IF YOU WANT CONFIDENTIAL VOTING.	☐

Signature of Shareholder		Date:		Signature of Shareholder		Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

ADMISSION TICKET

ADMIT ONE SHAREHOLDER AND GUEST

2008 Annual Meeting of

Sempra Energy Shareholders

Thursday, May 22, 2008 - 10:00 a.m

The Fairmont Hotel

4500 MacArthur Blvd.

Newport Beach, California

Upon arrival, please present this

admission ticket and photo identification

at the registration desk.

Doors will open at 9:00 A.M.

Cameras, tape recorders and similar devices will not be allowed in the meeting rooms.

YOUR VOTE IS IMPORTANT:

Even if you plan to attend the Annual Meeting in person

please vote your shares.

☐	¢

SEMPRA ENERGY

ANNUAL MEETING OF SHAREHOLDERS — MAY 22, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DONALD E. FELSINGER and JAVADE CHAUDHRI jointly or individually and with full power of substitution, are authorized to represent and vote the shares of the undersigned at the 2008 Annual Meeting of Shareholders of Sempra Energy, and at any adjournment or postponement thereof, in the manner directed on the reverse side of this card and in their discretion on all other matters that may properly come before the meeting.

This card also provides voting instructions for shares held in the Sempra Energy Direct Stock Purchase Plan and Employee Savings Plans of Sempra Energy and its subsidiaries.

(Continued and to be signed on the reverse side)

¢	14475	¢